Exhibit 3.1

AKTE VAN PARTIËLE

STATUTENWIJZIGING ATAI LIFE

SCIENCES N.V.

Op één juli tweeduizend tweeëntwintig is voor mij, mr. Jan-Mathijs Petrus Hermans, notaris te Amsterdam, verschenen:

de heer mr. Abraham Anno Christoffel Bloemers, werkzaam op mijn kantoor aan het Gustav Mahlerplein 2 te Amsterdam, geboren te Rheden op negen september negentienhonderd zesenzeventig.

De verschenen persoon, handelend als vermeld, verklaarde als volgt:

1.

de algemene vergadering van aandeelhouders van ATAI Life Sciences N.V., een naamloze vennootschap, statutair gevestigd te Amsterdam (feitelijk adres: 10117 10117 Berlijn, Bondsrepubliek Duitsland, Bondsrepubliek Duitsland, c/o Mindspace Krausenstraße 9-10) en ingeschreven in het handelsregister van de Kamer van Koophandel onder nummer 80299776 (de Vennootschap) heeft op vijfentwintig mei tweeduizend tweeëntwintig meer besloten tot partiële wijziging van de statuten van de Vennootschap, welk besluit blijkt uit een kopie van de notulen van een algemene vergadering van aandeelhouders van de Vennootschap, gehouden te Amsterdam, op vijfentwintig mei tweeduizend tweeëntwintig, welke notulen zijn ondertekend door de Voorzitter en de Secretaris van die vergadering en hier zonder bijlagen zijn aangehecht (Bijlage 1);

2.	bij dat besluit te zijn gemachtigd de akte van statutenwijziging te doen verlijden en te ondertekenen; en

3.	de statuten van de Vennootschap zijn laatstelijk gewijzigd, bij akte op achttien juni tweeduizend eenentwintig verleden voor mr. J.-M.P. Hermans, voornoemde notaris.

De verschenen persoon, handelend als gemeld, verklaarde vervolgens de statuten van de Vennootschap partieel te wijzigen als volgt:

Artikel 26 lid 4 wordt hierbij gewijzigd en zal voortaan luiden als volgt:

26.4

De Algemene Vergadering besluit met volstrekte meerderheid van de uitgebrachte stemmen, voor zover de wet of deze statuten geen grotere meerderheid voorschrijven. Indien en voor zolang de Vennootschap onderworpen is aan de regels en vereisten van een effectenbeurs en deze effectenbeurs vereist dat de Vennootschap een

2

quorum heeft voor de Algemene Vergadering, kan de Algemene Vergadering, met inachtneming van enige bepaling van dwingend Nederlands recht en enig hoger quorum voorgeschreven in deze statuten, slechts besluiten nemen indien ten minste een derde van de geplaatste en uitstaande aandelen in het kapitaal van de Vennootschap aanwezig of vertegenwoordigd is in de Algemene Vergadering. Een tweede vergadering zoals bedoeld in artikel 120 lid 3 van Boek 2 kan niet worden bijeengeroepen.

Na artikel 35 wordt een nieuw artikel 36 toegevoegd dat komt te luiden als volgt

36	FEDERAAL FORUMBEDING

36.1

Tenzij anders schriftelijk toegestaan door de Vennootschap, zijn de federale arrondissementsrechtbanken (federal district courts) van de Verenigde Staten van Amerika het enige en exclusieve forum voor een klacht waaronder een rechtsvordering wordt ingesteld uit hoofde van de Amerikaanse Securities Act of 1933, zoals gewijzigd, zover toegestaan onder het toepasselijke recht.

SLOT

De verschenen persoon is mij, notaris, bekend.

Waarvan akte, in minuut verleden te Amsterdam op de datum in het hoofd van deze akte vermeld.

Voordat tot voorlezing is overgegaan is de inhoud van deze akte zakelijk aan de verschenen persoon opgegeven en toegelicht. De verschenen persoon heeft daarna verklaard van de inhoud van deze akte te hebben kennisgenomen, daarmee in te stemmen en op volledige voorlezing daarvan geen prijs te stellen. Onmiddellijk na beperkte voorlezing is deze akte door de verschenen persoon en mij, notaris, ondertekend.

(Volgt ondertekening)

VOOR AFSCHRIFT: Amsterdam, 1 juli 2022 mr. Jan-Mathijs Petrus Hermans, notaris

1

In this translation an attempt has been made to be as literal as possible without jeopardizing the overall continuity. Inevitably, differences may occur in translation, and if so, by law the Dutch text will govern.

DEED OF PARTIAL AMENDMENT OF ARTICLES OF ASSOCIATION ATAI LIFE SCIENCES N.V.

On this first day of July two thousand twenty-two appeared before me, Jan-Mathijs Petrus Hermans, civil-law notary in Amsterdam, the Netherlands:

Abraham Anno Christoffel Bloemers, employed at my office at the Gustav Mahlerplein 2 in Amsterdam, the Netherlands, born in Rheden, the Netherlands on the ninth day of September nineteen hundred and seventy-six.

The said individual declared as follows:

1.

the general meeting of shareholders of ATAI Life Sciences N.V., a public company (naamloze vennootschap), with its statutory seat in Amsterdam (office address: 10117 10117 Berlijn, Bondsrepubliek Duitsland, Federal Republic of Germany, c/o Mindspace Krausenstraße 9-10) and registered with the Trade Register held by the Chamber of Commerce for the Netherlands under number 80299776 (the Company), resolved to partially amend the articles of association of the Company on twenty-fifth day of May two thousand and twenty-two, which resolution is evidenced by a copy of the minutes of a general meeting of shareholders of the Company held in Amsterdam, the Netherlands, on the twenty-fifth day of May two thousand and twenty-two, which minutes have been signed by the Chairman and the Secretary of such meeting and are attached hereto without annexes (Annex 1);

2.	the said individual furthermore was authorised to have the deed of amendment of the articles of association executed and signed; and

3.	the Articles of Association of the Company were most recently amended by a deed executed on eighteenth day of June two thousand twenty-one before J.-M.P. Hermans, aforementioned civil law notary.

2

The said individual, acting as aforesaid, subsequently declared to partially amend the articles of association of the Company as follows:

Article 26 paragraph 4 is hereby amended and will read as follows:

26.4

Unless the law or these Articles of Association stipulate a larger majority, all resolutions of the General Meeting shall be passed by an absolute majority of the votes cast. Subject to any provision of mandatory Dutch law and any higher quorum requirement stipulated by these articles of association, if and for as long as the Company is subject to the rules and requirements of a securities exchange and such securities exchange requires the Company to have a quorum for the General Meeting, then the General Meeting can only pass resolutions if at least one third of the issued and outstanding shares in the Company’s capital are present or represented at such General Meeting. A second meeting as referred to in Section 120, paragraph 3, Book 2 cannot be convened.

An additional Article 36 is hereby added after Article 35 and will read as follows:

36	FEDERAL FORUM PROVISION

36.1

Except as otherwise consented into writing by the Company, the sole and exclusive forum of any complaint asserting a cause of action arising under the United States Securities Act of 1993, as amended, to the fullest extent permitted by applicable law, shall be the federal district courts of the United States of America.

END

The said individual is known to me, civil-law notary.

This deed was executed in Amsterdam, the Netherlands, on the date first above written.

I, civil-law notary, stated and explained the substance of this deed and pointed out the consequences of its contents to the said individual. The said individual then declared to have noted the contents of this deed and that she agreed therewith. Subsequently, this deed was executed and was, immediately after it had been read aloud in part, signed by the said individual and by me, civil-law notary.

1

Doorlopende tekst statuten

van

ATAI Life Sciences N.V.

DE ONDERGETEKENDE:

mr. Jan-Mathijs Petrus Hermans, notaris te Amsterdam,

VERKLAART:

dat hij zich naar beste weten heeft overtuigd dat de statuten van ATAI Life Sciences N.V., statutair gevestigd te Amsterdam, luiden overeenkomstig de aan deze verklaring gehechte tekst.

De statuten zijn gewijzigd bij akte verleden voor ondergetekende op 1 juli 2022.

Getekend te Amsterdam op 1 juli 2022.

/s/ mr. J.-M.P. Hermans
mr. J.-M.P. Hermans, notaris

2

Doorlopende tekst statuten

ATAI Life Scienes N.V.

per 1 juli 2022

STATUTEN

1	BEGRIPSBEPALINGEN

1.1	In de statuten wordt verstaan onder:

(a)	Aandelen: de aandelen in het kapitaal van de Vennootschap.

(b)	Aandeelhouder: een houder van Aandelen.

(c)	Afhankelijke Maatschappij: een afhankelijke maatschappij van de Vennootschap in de zin van artikel 152 van Boek 2.

(d)	Algemene Vergadering: de algemene vergadering van Aandeelhouders als orgaan van de Vennootschap, alsmede bijeenkomsten van dit orgaan.

(e)	Beperkt Recht: een recht van vruchtgebruik, in de zin van titel 8 van Boek 3 van het Burgerlijk Wetboek, of een pandrecht, in de zin van titel 9 van Boek 3 van het Burgerlijk Wetboek.

(f)	Boek 2: Boek 2 van het Burgerlijk Wetboek.

(g)	CEO: de chief executive officer van de Vennootschap, welke titel conform het bepaalde in artikel 14.3 aan een lid van de Directie kan worden toegekend.

(h)	Commissaris: een commissaris van de Vennootschap in de zin van Boek 2.

(i)	Corporate Governance Code: de gedragscode als bedoeld in artikel 391, vijfde lid van Boek 2.

(j)	Deelneming: een deelneming van de Vennootschap in de zin van artikel 24c van Boek 2.

(k)	Directie: het Vennootschapsorgaan belast met het bestuur van de Vennootschap in de zin van Boek 2.

(l)	Directeur: een bestuurder van de Vennootschap in de zin van Boek 2.

(m)	Dochtermaatschappij: een dochtermaatschappij van de Vennootschap, in de zin van artikel 24a van Boek 2.

(n)

Gevrijwaarde Functionaris: een huidige of voormalige Directeur of Commissaris, alsmede zodanige andere huidige of voormalige functionaris of werknemer van de Vennootschap of een Groepsmaatschappij, als bepaald door de Directie.

3

(o)	Groepsmaatschappij: een rechtspersoon, een vennootschap of samenwerkingsverband waarmee de Vennootschap in een groep, in de zin van artikel 24b van Boek 2, is verbonden.

(p)	Jaarrekening: de balans en de winst- en verliesrekening met de toelichting.

(q)	Raad van Commissarissen: het Vennootschapsorgaan belast met het toezicht op het beleid van de Directie en de algemene gang van zaken van de Vennootschap en de daarmee verbonden onderneming.

(r)	Register van Aandeelhouders: het register waarin de namen en adressen van alle Aandeelhouders en houders van een Beperkt Recht zijn vermeld, als bedoeld in artikel 85 van Boek 2.

(s)	Registratiedatum: de datum van registratie voor een Algemene Vergadering zoals bepaald door de wet.

(t)	Tegenstrijdig belang: belang van een Directeur of Commissaris, dat strijdig is met het belang van de Vennootschap en de met haar verbonden onderneming in de zin van de wet.

(u)	Vennootschap: de rechtspersoon waarop de onderhavige statuten van toepassing zijn.

(v)	Vennootschapsorgaan: de Algemene Vergadering, de Raad van Commissarissen of de Directie.

(w)	Voorzitter: de voorzitter van de Raad van Commissarissen.

1.2

Tenzij de wet anders vereist, wordt onder “schriftelijk” in deze statuten tevens verstaan: telegrafisch, per telex, per telefax of via enig ander langs elektronische weg toegezonden leesbaar en reproduceerbaar bericht. Aan de eis van schriftelijkheid wordt voldaan als het stuk elektronisch is vastgelegd.

1.3	Tenzij anders blijkt of kennelijk anders is bedoeld sluit een verwijzing naar een begrip of woord in het enkelvoud een verwijzing naar de meervoudsvorm van dit begrip of woord in en omgekeerd.

1.4	Tenzij anders blijkt of kennelijk anders is bedoeld, sluit een verwijzing naar het mannelijk geslacht een verwijzing naar het vrouwelijk geslacht in en omgekeerd.

2	NAAM. ZETEL

2.1	De Vennootschap is een naamloze vennootschap en draagt de naam: ATAI Life Sciences N.V..

2.2	De Vennootschap is statutair gevestigd te Amsterdam. De Vennootschap houdt kantoor in Berlijn, Duitsland, en kan daarnaast ook elders, in en buiten Nederland, nevenvestigingen hebben.

4

3	DOEL

3.1	De Vennootschap heeft ten doel:

(a)

het wereldwijd opbouwen van biotechbedrijven door gebruik te maken van een gedecentraliseerd, technologie- en datagestuurd platformmodel om miljoenen mensen die lijden aan psychische aandoeningen van dienst te zijn;

(b)

het verwerven en efficiënt ontwikkelen van innovatieve behandelingen die tegemoetkomen aan significante onvervulde medische behoeften en die leiden tot paradigmaverschuivingen op het gebied van geestelijke gezondheid;

(c)

het - al dan niet tezamen met anderen - verwerven en vervreemden van deelnemingen of andere belangen in rechtspersonen, vennootschappen en ondernemingen, het samenwerken daarmee en het besturen daarvan;

(d)	het verkrijgen, beheren, exploiteren, bezwaren en vervreemden van goederen - rechten van intellectuele eigendom daaronder begrepen -, zomede het beleggen van vermogen;

(e)

het ter leen verstrekken of doen verstrekken van gelden, in het bijzonder - doch niet uitsluitend - aan Dochtermaatschappijen, Groepsmaatschappijen en/of Deelnemingen, zomede het ter leen opnemen of doen opnemen van gelden;

(f)

het sluiten van overeenkomsten waarbij de Vennootschap zich als borg of hoofdelijk medeschuldenaar verbindt, zich sterk maakt of zich naast of voor anderen verbindt, in het bijzonder - doch niet uitsluitend - ten behoeve van rechtspersonen en vennootschappen als hiervoor onder (e) bedoeld, alles met inachtneming van het bepaalde in artikel 3.2;

(g)	het, niet bedrijfsmatig, doen van periodieke uitkeringen, zowel ten titel van pensioen als anderszins;

(h)	het verrichten van al hetgeen met het vorenstaande verband houdt of daartoe bevorderlijk kan zijn.

3.2

De Vennootschap mag niet, met het oog op het nemen of verkrijgen door anderen van Aandelen of van certificaten daarvan, zekerheid stellen, een koersgarantie geven, zich op andere wijze sterk maken of zich hoofdelijk of anderszins naast of voor anderen verbinden. Dit verbod is eveneens van toepassing op de Dochtermaatschappijen van de Vennootschap.

3.3

De Vennootschap en haar Dochtermaatschappijen mogen geen leningen verstrekken met het oog op het nemen of verkrijgen van Aandelen of certificaten van Aandelen in het kapitaal van de Vennootschap door anderen, tenzij de Directie daartoe besluit en artikel 98c van Boek 2 in acht wordt genomen.

5

3.4	De artikelen 3.2 en 3.3 zijn niet van toepassing indien Aandelen of certificaten daarvan worden genomen of verkregen door of voor werknemers van de Vennootschap of van een Groepsmaatschappij.

4	KAPITAAL

4.1

Het maatschappelijk kapitaal van de Vennootschap bedraagt vijfenzeventig miljoen euro (EUR 75.000.000), verdeeld in zevenhonderdvijftig miljoen (750.000.000) Aandelen, elk nominaal groot tien eurocent (EUR 0,10).

4.2

De Directie kan besluiten om een of meer Aandelen te splitsen in een zodanig aantal onderaandelen als bepaald door de Directie. Tenzij anders bepaald, zijn de bepalingen van deze statuten betreffende Aandelen en Aandeelhouders van overeenkomstige toepassing op onderaandelen respectievelijk de houders daarvan.

5	AANDELEN. BEPERKTE RECHTEN

5.1

De Aandelen luiden op naam. De Vennootschap kan aandeelbewijzen uitgeven in een door de Directie goed te keuren vorm. De Directie kan de Aandelen van een doorlopende nummering voorzien, te beginnen met het nummer 1. De Directie kan, met inachtneming van het bepaalde in de vorige zin, de nummering van Aandelen wijzigen.

5.2	Op Aandelen kan een Beperkt Recht worden gevestigd.

6	LEVERING VAN AANDELEN. UITOEFENING AANDEELHOUDERSRECHTEN

6.1	Tenzij de Nederlandse wet anders bepaalt of toestaat, is voor de overdracht van Aandelen een daartoe bestemde akte vereist.

6.2

Behoudens in het geval de Vennootschap zelf bij een rechtshandeling partij is, kunnen de aan het betrokken Aandeel verbonden rechten eerst worden uitgeoefend nadat de Vennootschap de rechtshandeling heeft erkend of de akte aan haar is betekend overeenkomstig het bepaalde in artikel 86b van Boek 2, dan wel deze heeft erkend door inschrijving in het Register van Aandeelhouders.

6.3	De erkenning geschiedt in voormelde akte of anderszins op de bij de wet bepaalde wijze.

6.4

Zolang een of meer Aandelen zijn toegelaten tot de handel op de The New York Stock Exchange, de The NASDAQ Global Market, de The NASDAQ Stock Market of een andere gereglementeerde effectenbeurs die in de Verenigde Staten van Amerika wordt geëxploiteerd, wordt het goederenrechtelijke regime van de Aandelen die zijn opgenomen in het register dat door de betreffende transfer agent wordt bijgehouden, beheerst door het recht van de Staat New York, Verenigde Staten van Amerika, onverminderd het bepaalde in de artikelen 10:140 en 10:141 van het Burgerlijk Wetboek.

6

7	ADRES. REGISTER VAN AANDEELHOUDERS

7.1

Aandeelhouders, pandhouders en vruchtgebruikers van Aandelen zijn verplicht hun adres en andere gegevens schriftelijk op te geven aan de Vennootschap. De gevolgen van het niet tijdig en juist verstrekken van deze gegevens komen voor rekening van de betreffende partij.

7.2

Door de Directie wordt een Register van Aandeelhouders gehouden. Een deel van het Register van Aandeelhouders kan buiten Nederland worden gehouden ter voldoening aan toepasselijk lokaal recht of ingevolge beursvoorschriften.

8	UITGIFTE VAN AANDELEN

8.1

Uitgifte van Aandelen door de Vennootschap kan geschieden ingevolge een daartoe strekkend besluit van de Algemene Vergadering of van een ander Vennootschapsorgaan indien het betreffende Vennootschapsorgaan daartoe bij besluit van de Algemene Vergadering voor een bepaalde duur van ten hoogste vijf jaren is aangewezen. Bij de aanwijzing moet zijn bepaald hoeveel Aandelen mogen worden uitgegeven. De aanwijzing kan telkens voor niet langer dan vijf jaren worden verlengd. Tenzij bij de aanwijzing anders is bepaald, kan zij niet worden ingetrokken. Zolang en voor zover een ander Vennootschapsorgaan bevoegd is te besluiten tot uitgifte van Aandelen is de Algemene Vergadering daartoe niet bevoegd.

8.2

De Vennootschap legt binnen acht dagen na een besluit van de Algemene Vergadering tot uitgifte of tot aanwijzing van een ander Vennootschapsorgaan een volledige tekst daarvan neer ten kantore van het handelsregister van de Kamer van Koophandel.

8.3

Het bepaalde in de voorgaande leden van dit artikel 8 vindt overeenkomstige toepassing op het verlenen van rechten tot het nemen van Aandelen, maar is niet van toepassing op het uitgeven van Aandelen aan iemand die een voordien reeds verkregen recht tot het nemen van Aandelen uitoefent.

8.4

Tenzij Nederlands recht anders voorschrijft of toelaat en onverminderd het bepaalde in artikel 6.4, is voor de uitgifte van Aandelen een daartoe bestemde akte vereist waarbij de Vennootschap en iedere persoon aan wie Aandelen worden uitgegeven partij zijn.

8.5	De Vennootschap mag bij uitgifte geen Aandelen nemen.

8.6

Bij het nemen van het Aandeel moet daarop het nominale bedrag worden gestort, alsmede, indien het Aandeel voor een hoger bedrag wordt genomen, het verschil tussen die bedragen. Bedongen kan worden dat een deel, ten hoogste drie vierden, van het nominale bedrag, eerst behoeft te worden gestort nadat de Vennootschap het zal hebben opgevraagd. Een zodanig beding kan slechts voorafgaand aan het besluit tot uitgifte worden aangegaan en behoeft de goedkeuring van het Vennootschapsorgaan dat bevoegd is tot de betreffende uitgifte te besluiten.

7

8.7

Partijen die beroepshalve aandelen voor eigen rekening plaatsen, kan bij overeenkomst worden toegestaan minder te storten dan het nominale bedrag van de Aandelen die zij nemen, met dien verstande dat ten minste vierennegentig procent (94%) van dit bedrag in geld wordt gestort uiterlijk bij het nemen van die Aandelen.

8.8

Storting in een valuta anders dan in euro kan slechts geschieden met toestemming van de Vennootschap. Met een dergelijke storting wordt aan de stortingsplicht voldaan voor het bedrag waartegen het gestorte bedrag vrijelijk in euro kan worden gewisseld. Onverminderd het bepaalde in de laatste volzin van artikel 80a, lid 3, Boek 2, is de wisselkoers op de dag van de storting bepalend.

8.9	Het opvragen van verdere stortingen op Aandelen geschiedt door de Directie krachtens besluit van de Algemene Vergadering.

8.10	Het Vennootschapsorgaan dat bevoegd is te besluiten tot uitgifte van Aandelen, kan besluiten dat storting op Aandelen op andere wijze dan in geld geschiedt.

9	VOORKEURSRECHT BIJ UITGIFTE

9.1

Voor zover de wet niet anders bepaalt, heeft iedere Aandeelhouder bij uitgifte van Aandelen, een voorkeursrecht naar evenredigheid van het gezamenlijke bedrag van de nominale waarde van zijn Aandelen op de dag waarop tot uitgifte wordt besloten.

9.2	In afwijking van artikel 9.1 hebben aandeelhouders geen voorkeursrecht met betrekking tot:

(a)	Aandelen die worden uitgegeven tegen inbreng anders dan in geld; of

(b)	Aandelen die worden uitgegeven aan werknemers van de Vennootschap of van een Groepsmaatschappij.

9.3

De Vennootschap kondigt een uitgifte van Aandelen met voorkeursrecht en de periode waarbinnen dat voorkeursrecht kan worden uitgeoefend aan in de Staatscourant, alsmede in een in Nederlands landelijk verspreid dagblad, tenzij de aankondiging aan alle Aandeelhouders schriftelijk geschiedt aan het door hen opgegeven adres.

9.4	Het voorkeursrecht kan worden uitgeoefend gedurende ten minste twee weken na de dag van de aankondiging in de Staatscourant of na de dag van verzending van de aankondiging aan de Aandeelhouders.

9.5

Indien een Aandeelhouder zijn voorkeursrecht niet, niet tijdig of niet volledig uitoefent, komt het voorkeursrecht voor de vrijvallende Aandelen toe aan de overige Aandeelhouders, in de verhouding als in artikel 9.1 omschreven.

8

9.6

Indien door de onderlinge verhouding van het bezit aan Aandelen een of meer van de uit te geven Aandelen niet kunnen worden toegewezen aan een of meer Aandeelhouders, worden deze onder de Aandeelhouders verloot.

9.7

De Algemene Vergadering kan, telkens voor een enkele uitgifte, besluiten het voorkeursrecht tot het nemen van Aandelen te beperken of uit te sluiten. Voor een besluit van de Algemene Vergadering tot beperking of uitsluiting van het voorkeursrecht of tot aanwijzing is een meerderheid van ten minste twee derden van de uitgebrachte stemmen vereist, indien minder dan de helft van het geplaatste kapitaal ter vergadering is vertegenwoordigd.

In elk voorstel tot beperking of uitsluiting van het voorkeursrecht moeten de redenen voor het voorstel en de keuze van de voorgenomen koers van uitgifte schriftelijk worden toegelicht.

Het voorkeursrecht kan ook worden beperkt of uitgesloten door een ander Vennootschapsorgaan indien dat Vennootschapsorgaan bij besluit van de Algemene Vergadering voor een bepaalde duur van ten hoogste vijf jaren is aangewezen als bevoegd tot het beperken of uitsluiten van het voorkeursrecht. Een zodanige aanwijzing kan telkens voor niet langer dan vijf jaren worden verlengd.

Tenzij bij de aanwijzing anders is bepaald, kan zij niet worden ingetrokken. Voor zo lang en ingeval dat andere Vennootschapsorgaan aangewezen is als bevoegd om te besluiten tot het beperken of uitsluiten van het voorkeursrecht, heeft de Algemene Vergadering deze bevoegdheid niet.

De Vennootschap legt binnen acht dagen na een besluit van de Algemene Vergadering tot beperking of uitsluiting van het voorkeursrecht of tot aanwijzing van de Directie een volledige tekst daarvan neer ten kantore van het handelsregister van de Kamer van Koophandel.

9.8

De Vennootschap kondigt de uitgifte met voorkeursrecht en het tijdvak waarin dat kan worden uitgeoefend aan alle Aandeelhouders aan. Het voorkeursrecht kan worden uitgeoefend gedurende de door het tot uitgifte bevoegde orgaan vast te stellen termijn, die ten minste twee weken bedraagt, te rekenen van de dag af die volgt op de dag van verzending van de aankondiging.

9.9

Het hiervoor in dit artikel 9 bepaalde is van overeenkomstige toepassing op het verlenen van rechten tot het nemen van Aandelen, maar is niet van toepassing met betrekking tot de uitgifte van Aandelen aan een partij die een voordien verworven recht om Aandelen te nemen uitoefent.

9

10	VERKRIJGING VAN AANDELEN DOOR DE VENNOOTSCHAP, DE VERVREEMDING DAARVAN EN DE VESTIGING VAN BEPERKTE RECHTEN OP DOOR DE VENNOOTSCHAP GEHOUDEN AANDELEN

10.1	Verkrijging door de Vennootschap van niet-volgestorte Aandelen is nietig.

10.2

Met uitzondering van Aandelen die de Vennootschap onder algemene titel verkrijgt, mag de Vennootschap—nadat de Algemene Vergadering de Directie daartoe heeft gemachtigd - volgestorte Aandelen, anders dan om niet, slechts verkrijgen indien haar eigen vermogen, verminderd met de verkrijgingsprijs, niet kleiner is dan het gestorte en opgevraagde deel van het kapitaal, vermeerderd met de reserves die krachtens de wet en de Statuten moeten worden aangehouden.

10.3

Voor het vereiste in artikel 10.2 is bepalend de grootte van het eigen vermogen volgens de laatst vastgestelde balans, verminderd met de verkrijgingsprijs voor de Aandelen, het bedrag van leningen als bedoeld in artikel 98c lid 2 Boek 2 en uitkeringen uit winst of reserves aan anderen die zij en haar Dochtermaatschappijen na de balansdatum verschuldigd werden.

Is een boekjaar meer dan zes maanden verstreken zonder dat de Jaarrekening is vastgesteld, dan is verkrijging, anders dan om niet, overeenkomstig artikel 10.2 niet toegestaan.

10.4

In de machtiging van de Algemene Vergadering, als bedoeld in artikel 10.2, die voor ten hoogste vijf jaar geldt, dient te zijn aangegeven hoeveel Aandelen mogen worden verkregen, hoe zij mogen worden verkregen en tussen welke grenzen de prijs moet liggen.

10.5

Verkrijging van Aandelen in strijd met het bepaalde in artikel 10.2 van dit artikel is nietig. De Directeuren zijn hoofdelijk aansprakelijk jegens de vervreemder te goeder trouw die door de nietigheid schade lijdt.

10.6	Aan het Vennootschapsorgaan dat bevoegd is te besluiten tot uitgifte van Aandelen, komt mede de bevoegdheid toe te besluiten tot:

(a)	vervreemding van door de Vennootschap gehouden Aandelen;

(b)	het aangaan van rechtshandelingen waarbij de Vennootschap zich tot vervreemding van door haar gehouden Aandelen verbindt.

10.7	In dit artikel 10 worden onder Aandelen mede certificaten daarvan begrepen.

11	VERMINDERING VAN KAPITAAL

11.1

De Algemene Vergadering kan besluiten tot vermindering van het geplaatste kapitaal door Aandelen in te trekken of door het bedrag van de Aandelen bij statutenwijziging te verminderen. In dit besluit moeten de Aandelen waarop het besluit betrekking heeft, worden aangewezen en moet de uitvoering van het besluit zijn geregeld.

10

11.2	Een besluit tot intrekking kan slechts Aandelen betreffen die de Vennootschap zelf houdt of waarvan zij de certificaten houdt.

11.3

Indien de Algemene Vergadering besluit het bedrag van de Aandelen bij statutenwijziging te verminderen—ongeacht of dit geschiedt zonder terugbetaling of met gedeeltelijke terugbetaling op de Aandelen of ontheffing van de verplichting tot storting—moet de vermindering naar evenredigheid op alle Aandelen geschieden. Van het vereiste van evenredigheid mag worden afgeweken met instemming van alle Aandeelhouders.

11.4

Voor een besluit tot kapitaalvermindering is een meerderheid van ten minste twee derden der uitgebrachte stemmen vereist, indien minder dan de helft van het geplaatste kapitaal in de Algemene Vergadering is vertegenwoordigd.

11.5

De oproeping tot de Algemene Vergadering waarin een in dit artikel 11 bedoeld besluit wordt genomen, vermeldt het doel van de kapitaalvermindering en de wijze van uitvoering. Het bepaalde in artikel 34.2 en 34.3 is van overeenkomstige toepassing.

11.6

De Vennootschap legt de in dit artikel 11 bedoelde besluiten neer ten kantore van het handelsregister van de Kamer van Koophandel en kondigt de nederlegging aan in een Nederlands landelijk verspreid dagblad. In aanvulling daarop is artikel 100 Boek 2 van toepassing.

12	GEMEENSCHAP

Indien een Aandeel, een Beperkt Recht op een Aandeel of een certificaat van een Aandeel door meerdere personen gezamenlijk wordt gehouden, kan de Vennootschap verlangen dat dergelijke deelgenoten aan één persoon een schriftelijke volmacht verstrekken om hen tegenover de Vennootschap te vertegenwoordigen.

13	OVERDRAAGBAARHEID VAN AANDELEN

De overdracht van Aandelen is op geen enkele wijze beperkt.

14	DIRECTIE

14.1	De Vennootschap wordt bestuurd door een Directie, bestaande uit één of meer Directeuren. Het aantal Directeuren wordt vastgesteld door de Raad van Commissarissen.

14.2	Slechts natuurlijke personen kunnen tot Directeur worden benoemd.

14.3

De Raad van Commissarissen benoemt één van de Directeuren tot CEO. Alleen Directeuren die in Duitsland woonachtig zijn, kunnen tot CEO worden benoemd. De Raad van Commissarissen kan de CEO ontslaan, met dien verstande dat de aldus ontslagen CEO in functie blijft als Directeur, zonder de titel CEO te hebben.

14.4	De Directeuren worden benoemd door de Algemene Vergadering.

11

14.5

De benoeming van Directeuren geschiedt op basis van een voordracht van de Raad van Commissarissen, gemaakt met inachtneming van de in het diversiteitsbeleid van de Vennootschap neergelegde regels en beginselen voor de samenstelling van de Directie en de Raad van Commissarissen en met dien verstande dat ten minste de helft van de Directeuren, inclusief de CEO, in Duitsland woonachtig dient te zijn. De Algemene Vergadering kan te allen tijde besluiten dat een dergelijke voordracht een niet-bindend karakter heeft, welk besluit wordt genomen met een meerderheid van twee/derde van de uitgebrachte stemmen, welke stemmen meer dan de helft van het geplaatste kapitaal van de Vennootschap vertegenwoordigen. Na een besluit dat een voordracht een niet-bindend karakter heeft, zal de Raad van Commissarissen een nieuwe voordracht doen, wederom met inachtneming van de in het diversiteitsbeleid van de Vennootschap neergelegde regels en beginselen voor de samenstelling van de Directie en de Raad van Commissarissen en voorts met dien verstande dat bij benoeming ten minste de helft van de Directeuren, inclusief de CEO, in Duitsland woonachtig dient te zijn. In het geval dat de voordracht voor een vacature uit één kandidaat bestaat, leidt dit besluit tot voordracht tot benoeming van deze kandidaat, tenzij de voordracht niet-bindend wordt verklaard. Een tweede vergadering als bedoeld in artikel 120, lid 3 van Boek 2, kan niet bijeen worden geroepen.

14.6

In een Algemene Vergadering kan een besluit tot benoeming van een Directeur slechts worden genomen ten aanzien van kandidaten van wie de namen daartoe in de agenda van die Algemene Vergadering of de toelichting daarop zijn vermeld.

14.7

Een Directeur kan allen tijde worden geschorst en ontslagen door de Algemene Vergadering. Alvorens de Algemene Vergadering over het voorgenomen ontslag te raadplegen, wordt de betrokken Directeur in de gelegenheid gesteld zich in een Algemene Vergadering te verantwoorden. Daarbij kan hij zich doen bijstaan door een raadsman. Voor een besluit van de Algemene Vergadering tot schorsing of ontslag van een Directeur is een meerderheid vereist van ten minste twee/derde van de uitgebrachte stemmen die meer dan de helft van het geplaatste kapitaal van de Vennootschap vertegenwoordigen, tenzij een zodanig besluit is genomen op voordracht van de Raad van Commissarissen. Een tweede vergadering als bedoeld in artikel 120, lid 3 van Boek 2 kan niet worden bijeengeroepen.

14.8

De schorsing van een Directeur vervalt, indien de Algemene Vergadering niet binnen drie maanden na de datum van ingang van de schorsing besluit tot ontslag of tot opheffing of handhaving van de schorsing. Een schorsing kan voor ten hoogste drie maanden worden gehandhaafd, ingaande op de datum waarop het besluit tot handhaving van de schorsing werd genomen.

12

14.9

De Algemene Vergadering kan een besluit tot schorsing, tot handhaving van een schorsing of tot ontslag van een Directeur slechts nemen met een meerderheid van ten minste twee derden van de uitgebrachte stemmen; deze meerderheid dient meer dan de helft van het geplaatste kapitaal te vertegenwoordigen.

Een voorstel tot schorsing, tot handhaving van een schorsing of tot ontslag kan niet in een tweede Algemene Vergadering, als bedoeld in artikel van 120 Boek 2, aan de orde worden gesteld, indien in de eerst gehouden Algemene Vergadering niet het in de vorige zin vermelde gedeelte van het geplaatste kapitaal was vertegenwoordigd.

14.10	De Raad van Commissarissen is ook bevoegd een Directeur te schorsen. Indien een Directeur door de Raad van Commissarissen is geschorst:

(a)	kan het besluit tot verlenging of opheffing van de schorsing op ieder moment door de Algemene Vergadering worden genomen;

(b)	geschiedt de in artikel 14.7 bedoelde verantwoording van de betrokken Directeur in de Algemene Vergadering.

14.11	De Algemene Vergadering stelt het beleid van de Vennootschap inzake de bezoldiging van de Directie vast met inachtneming van de wettelijke voorschriften daaromtrent.

14.12	De bezoldiging van de Directeuren wordt vastgesteld door de Raad van Commissarissen met inachtneming van het beleid als bedoeld in artikel 14.11.

14.13

De Raad van Commissarissen legt aan de Algemene Vergadering voorstellen ter goedkeuring voor, betreffende de bezoldiging van de Directie in de vorm van Aandelen of rechten tot het nemen van Aandelen. In dit voorstel moet ten minste zijn opgenomen het aantal Aandelen of rechten tot het nemen van Aandelen dat aan de Directie kan worden toegekend en welke criteria gelden voor dergelijke toekenningen of wijzigingen daarvan.

15	TAKEN EN BEVOEGDHEDEN VAN DE DIRECTIE. TEGENSTRIJDIG BELANG. BELET OF ONTSTENTENIS

15.1	Behoudens beperkingen volgens de Statuten is de Directie belast met het besturen van de Vennootschap.

15.2	Iedere Directeur is tegenover de Vennootschap gehouden tot een behoorlijke vervulling van de hem opgedragen taak.

15.3

De Directeuren zullen met inachtneming van deze Statuten een directiereglement vaststellen. Dit reglement mag afwijken van het bepaalde in artikel 15.4. In het directiereglement kan worden aangegeven met welke taken iedere Directeur meer in het bijzonder zal zijn belast. Een zodanige taakverdeling laat de gezamenlijke verantwoordelijkheid van alle Directeuren voor het gehele bestuur onverlet.

13

15.4

Een meerhoofdige Directie vergadert zo dikwijls een Directeur dit wenst. Vergaderingen zullen worden gehouden in Duitsland, tenzij de Directie uitdrukkelijk anders heeft bepaald. Iedere Directeur kan een directievergadering bijeenroepen, mits dit schriftelijk aan ieder van de overige Directeuren geschiedt, onder vermelding van de te behandelen onderwerpen. De bijeenroeping vindt plaats op een termijn van ten minste drie dagen, waarbij de datum van oproeping en de vergaderdatum niet worden meegerekend. In bijzondere gevallen kan de oproepingstermijn worden verkort, indien alle in functie zijnde Directeuren daarmee instemmen. In een op geldige wijze bijeengeroepen vergadering kunnen besluiten worden genomen omtrent alle aangekondigde onderwerpen, ongeacht het aantal Directeuren dat ter vergadering aanwezig of vertegenwoordigd is.

15.5

Iedere Directeur kan zich ter vergadering door een andere Directeur doen vertegenwoordigen door het verlenen van een schriftelijke volmacht. In de volmacht kan slechts één vergadering worden vermeld, waarop zij betrekking heeft.

15.6	In vergaderingen van de Directie heeft iedere Directeur recht op het uitbrengen van één stem, behoudens het bepaalde in artikel 15.8.

15.7

Ongeldige stemmen, blanco stemmen en onthoudingen van stemmen worden niet als uitgebrachte stemmen meegeteld. Directeuren die een ongeldige of blanco stem hebben uitgebracht of die zich van stemming hebben onthouden, worden meegeteld bij de vaststelling van het aantal Directeuren dat in een vergadering van de Directie aanwezig of vertegenwoordigd is.

15.8

Een meerhoofdige Directie besluit met volstrekte meerderheid van de uitgebrachte stemmen. Bij staking van stemmen heeft de CEO een beslissende stem, met dien verstande dat de CEO niet meer stemmen kan uitbrengen dan de overige Directeuren gezamenlijk. Anders komt het besluit niet tot stand.

15.9	Vergaderingen van de Directie kunnen worden gehouden door middel van audiocommunicatiefaciliteiten, tenzij een of meer Directeuren zich tegen deze wijze van vergaderen verzet(ten).

15.10

Directeuren kunnen alle besluiten die zij in vergadering kunnen nemen, ook buiten vergadering nemen, al dan niet langs elektronische weg, mits alle Directeuren bekend zijn met het te nemen besluit en ieder van hen instemt met deze wijze van besluitvorming en het besluit met de statutair vereiste meerderheid van de uitgebrachte stemmen wordt genomen. Een aldus genomen besluit dient door de betrokkenen schriftelijk te worden vastgelegd en ten kantore van de Vennootschap te worden bewaard. De bescheiden zijn voor iedere Directeur ter inzage.

14

15.11	Ingeval van belet of ontstentenis van één of meer Directeuren zijn de overige Directeuren of is de enig overblijvende Directeur tijdelijk met het bestuur van de Vennootschap belast.

Ingeval van belet of ontstentenis van alle Directeuren of van de enig Directeur is de persoon die daartoe door de Raad van Commissarissen, al dan niet uit zijn midden, is of wordt aangewezen, tijdelijk met het bestuur van de Vennootschap belast. Bij gebreke van een aanwijzing door de Raad van Commissarissen, wordt de in de vorige zin bedoelde persoon aangewezen door de Algemene Vergadering; de Algemene Vergadering is in die aanwijzing geheel vrij.

Het in de statuten omtrent de Directie en de Directeur(en) bepaalde is op de in dit lid bedoelde persoon van overeenkomstige toepassing. Voorts dient hij zo spoedig mogelijk een Algemene Vergadering bijeen te roepen waarin kan worden besloten over de benoeming van één of meer Directeuren.

15.12	Een Directeur wordt geacht niet te kunnen handelen als bedoeld in artikel 15.11:

(a)	gedurende het bestaan van een vacature in de Directie, onder meer ten gevolge van:

(i)	zijn overlijden;

(ii)	zijn ontslag door de Algemene Vergadering, anders dan op voorstel van de Raad van Commissarissen; of

(iii)	zijn vrijwillig aftreden vóór het verstrijken van de termijn waarvoor hij is benoemd;

(iv)	het niet worden herbenoemd door de Algemene Vergadering, niettegenstaande een (bindende) voordracht daartoe van de Raad van Commissarissen,

met dien verstande dat de Raad van Commissarissen te allen tijde kan besluiten het aantal Directeuren zodanig te verminderen dat een vacature niet meer bestaat; of

(b)	gedurende zijn schorsing; of

(c)

in een periode waarin de Vennootschap geen contact met hem heeft kunnen opnemen (ziekte daaronder begrepen), mits die periode langer heeft geduurd dan vijf aaneengesloten dagen (of een zodanige andere periode als door de Raad van Commissarissen op grond van de relevante feiten en omstandigheden bepaald).

15.13

Een Directeur neemt niet deel aan de beraadslaging en besluitvorming van de Directie over een aangelegenheid waarbij hij een direct of indirect persoonlijk belang heeft dat tegenstrijdig is met het belang van de Vennootschap en de met haar verbonden onderneming. Indien dientengevolge geen besluit door de Directie kan worden genomen, wordt het besluit genomen door de Raad van Commissarissen.

15

15.14	De Directie en de Raad van Commissarissen verschaffen aan de Algemene Vergadering alle door haar gewenste inlichtingen, tenzij een zwaarwichtig belang van de Vennootschap zich daartegen verzet.

16	VERTEGENWOORDIGING

16.1	De Directie vertegenwoordigt de Vennootschap. De bevoegdheid tot vertegenwoordiging komt mede toe aan de CEO afzonderlijk, alsmede aan twee andere Directeuren gezamenlijk handelend.

De Directie is, indien zij uit meerdere leden bestaat, bevoegd volmachten te verlenen aan een of meer Directeuren om de Vennootschap binnen de grenzen van die volmacht te vertegenwoordigen.

16.2	De Directie kan volmacht verlenen aan een of meer personen en kan deze volmacht wijzigen of intrekken.

17	BEPERKINGEN VAN DE BESTUURSBEVOEGDHEID

17.1

Elk besluit van de Directie omtrent een belangrijke verandering van de identiteit of het karakter van de Vennootschap, waaronder ten minste de in artikel 107a van Boek 2 genoemde gebeurtenissen, behoeft de goedkeuring van de Algemene Vergadering.

17.2 Voorts is de voorafgaande goedkeuring van de Raad van Commissarissen vereist voor de volgende besluiten van de Directie:

(a)	het doen van een voorstel aan de Algemene Vergadering met betrekking tot:

(i)	de uitgifte van Aandelen of het verlenen van rechten tot het nemen van Aandelen;

(ii)	de beperking of uitsluiting van voorkeursrechten;

(iii)	het aanwijzen of verlenen van een machtiging als bedoeld in respectievelijk de artikelen 8.1, 8.3, 9.7, 9.9, 10.2 en 10.4;

(iv)	het verminderen van het geplaatste aandelenkapitaal van de Vennootschap;

(v)	het doen van een uitkering ten laste van de winst of reserves van de Vennootschap;

(vi)	de vaststelling dat een uitkering geheel of gedeeltelijk, in plaats van in geld, zal geschieden in de vorm van Aandelen of in de vorm van activa;

(vii)	de wijziging van deze Statuten;

(viii)	het aangaan van een fusie of een splitsing;

16

(ix)	de opdracht van de Directie tot het aanvragen van het faillissement van de Vennootschap;

(x)	de ontbinding van de Vennootschap;

(b)	de uitgifte van Aandelen of het verlenen van rechten tot het nemen van Aandelen;

(c)	de beperking of uitsluiting van voorkeursrechten;

(d)	de verwerving van Aandelen door de Vennootschap in haar eigen kapitaal, met inbegrip van de vaststelling van de waarde van een niet-geldelijke vergoeding voor een dergelijke verwerving;

(e)	de opstelling of wijziging van het in artikel 15.3 bedoelde directiereglement;

(f)	het verrichten van de rechtshandelingen beschreven in artikel 17.1 en 17.4;

(g)	het ten laste van de reserves van de Vennootschap brengen van bedragen die op Aandelen moeten worden gestort;

(h)	het doen van een tussentijdse uitkering; of

(i)	zodanige andere besluiten van de Directie die de Raad van Commissarissen bij een daartoe strekkend besluit zal hebben gespecificeerd en aan de Directie zal hebben medegedeeld.

Het ontbreken van enige ingevolge artikel 17.1 en dit artikel 17.2 vereiste goedkeuring tast de vertegenwoordigingsbevoegdheid als bedoeld in artikel 16.1 niet aan.

17.3

De Raad van Commissarissen kan bepalen dat ook andere besluiten van de Directie dan die bedoeld in artikel 17.2 aan zijn voorafgaande goedkeuring zijn onderworpen, mits de Raad van Commissarissen zodanige besluiten nauwkeurig omschrijft en de Directie daarvan in kennis stelt.

17.4	De Directie kan besluiten tot het aangaan van de in artikel 94 van Boek 2 bedoelde rechtshandelingen. De Directie kan voorts de in artikel 94 van Boek 2 bedoelde rechtshandelingen verrichten.

17.5	De Directie is verplicht de door de Raad van Commissarissen gegeven aanwijzingen betreffende de algemene lijnen van het te voeren financiële, sociale, economische en personeelsbeleid op te volgen.

18	RAAD VAN COMMISSARISSEN - SAMENSTELLING

18.1	De Vennootschap heeft een Raad van Commissarissen die bestaat uit een of meer Commissarissen. De Raad van Commissarissen bestaat uit natuurlijke personen.

18.2	De Raad van Commissarissen bepaalt het aantal Commissarissen.

18.3

De Raad van Commissarissen benoemt een Commissaris als de Voorzitter. De Raad van Commissarissen kan de Voorzitter ontslaan, met dien verstande dat de aldus ontslagen Voorzitter vervolgens zijn termijn als Commissaris voortzet zonder de titel van Voorzitter te hebben.

17

18.4

Ingeval van ontstentenis of belet van een Commissaris, kan hij tijdelijk worden vervangen door een daartoe door de Raad van Commissarissen aangewezen persoon en, tot dat moment, is/zijn de andere Commissaris(sen) belast met het toezicht op de Vennootschap. Ingeval van ontstentenis of belet van alle Commissarissen, komt het toezicht op de Vennootschap toe aan de gewezen Commissaris die meest recentelijk ophield in functie te zijn als de Voorzitter, mits hij bereid en in staat is om die functie te accepteren, en die een of meer andere personen kan aanwijzen als zijnde belast met het toezicht op de Vennootschap (in plaats van, of tezamen met die gewezen Commissaris). Degene(n) die belast is/zijn met het toezicht op de Vennootschap op grond van de vorige volzin houdt/houden op die functie te vervullen wanneer de Algemene Vergadering een of meer personen als Commissaris(sen) heeft benoemd. Artikel 15.12 is van overeenkomstige toepassing.

19	RAAD VAN COMMISSARISSEN - BENOEMING, SCHORSING EN ONTSLAG

19.1	De Algemene Vergadering benoemt de Commissarissen en kan te allen tijde iedere Commissaris schorsen of ontslaan.

19.2

Algemene Vergadering kan een Commissaris slechts benoemen op voordracht van de Raad van Commissarissen, welke voordracht plaatsvindt met inachtneming van de door de Raad van Commissarissen vastgestelde regels en principes in het diversiteitsbeleid van de Vennootschap voor de samenstelling van de Directie en de Raad van Commissarissen en de profielschets voor de samenstelling van de Raad van Commissarissen. De Algemene Vergadering kan te allen tijde besluiten een dergelijke voordracht niet-bindend te maken met een meerderheid van ten minste twee/derde van de uitgebrachte stemmen die meer dan de helft van het geplaatste kapitaal vertegenwoordigen. Indien een voordracht niet-bindend wordt gemaakt, wordt door de Raad van Commissarissen een nieuwe voordracht opgemaakt. Een tweede vergadering als bedoeld in artikel 120 lid 3 van Boek 2 kan niet worden bijeengeroepen.

19.3	Bij het opmaken van een voordracht tot benoeming van een Commissaris worden met betrekking tot de kandidaat de volgende gegevens medegedeeld:

(a)	zijn leeftijd en beroep;

(b)	de totale nominale waarde van de Aandelen die hij bezit;

(c)	zijn huidige en vroegere betrekkingen, voor zover die relevant zijn voor de vervulling van de taken van een Commissaris;

(d)

de namen van de rechtspersonen aan welke hij reeds als Commissaris of als niet uitvoerende Bestuurder is verbonden; indien zich daaronder rechtspersonen bevinden die deel uitmaken van dezelfde groep, kan met de aanduiding van de naam van de groep worden voldaan.

18

De voordracht dient met redenen te zijn omkleed. In geval van herbenoeming wordt rekening gehouden met de wijze waarop de kandidaat zijn taak als Commissaris heeft vervuld.

19.4

In een Algemene Vergadering kan een besluit tot benoeming van een Commissaris slechts worden genomen ten aanzien van kandidaten van wie de namen daartoe in de agenda van die Algemene Vergadering of in de toelichting daarop zijn vermeld.

19.5

Een besluit van de Algemene Vergadering tot schorsing of ontslag van een Commissaris kan slechts worden genomen met een meerderheid van ten minste twee/derde van de uitgebrachte stemmen die meer dan de helft van het geplaatste kapitaal vertegenwoordigen, tenzij het besluit is genomen op voorstel van de Raad van Commissarissen. Een tweede vergadering als bedoeld in artikel 120 lid 3 van Boek 2 kan niet worden bijeengeroepen.

19.6	Indien een Commissaris is geschorst en de Algemene Vergadering niet binnen drie maanden na de datum van zijn schorsing tot zijn ontslag besluit, vervalt de schorsing.

20	RAAD VAN COMMISSARISSEN – TAKEN EN ORGANISATIE

20.1

De Raad van Commissarissen is belast met het toezicht op het beleid van de Directie en op de algemene gang van zaken in de Vennootschap en de met haar verbonden onderneming. De Raad van Commissarissen staat de Directie met raad terzijde. Bij de vervulling van hun taak richten de Commissarissen zich naar het belang van de Vennootschap en de met haar verbonden onderneming.

20.2

De Directie verschaft de Raad van Commissarissen tijdig de voor de uitoefening van diens taak noodzakelijke gegevens. De Directie stelt ten minste een keer per jaar de Raad van Commissarissen schriftelijk op de hoogte van de hoofdlijnen van het strategisch beleid, de algemene en financiële risico’s en het beheers- en controlesysteem van de Vennootschap.

20.3

De Raad van Commissarissen stelt een reglement van de Raad van Commissarissen vast betreffende zijn organisatie, besluitvorming en overige interne aangelegenheden, met inachtneming van deze Statuten. Bij de vervulling van hun taak dienen de Commissarissen te handelen met inachtneming van dit reglement.

20.4

De Raad van Commissarissen stelt de commissies in die de Vennootschap verplicht is te hebben en voor het overige zodanige commissies als de Raad van Commissarissen passend acht. De Raad van Commissarissen stelt reglementen op (en/of neemt deze op in het reglement van de Raad van Commissarissen) met betrekking tot de organisatie, besluitvorming en overige interne aangelegenheden van zijn commissies.

19

21	RAAD VAN COMMISSARISSEN - BESLUITVORMING

21.1	Onverminderd artikel 21.5 kan iedere Commissaris één stem uitbrengen in de besluitvorming van de Raad van Commissarissen.

21.2	Een Commissaris kan zich door een andere Commissaris bij schriftelijke volmacht doen vertegenwoordigen bij de beraadslaging en besluitvorming van de Raad van Commissarissen.

21.3

Besluiten van de Raad van Commissarissen worden, ongeacht of dit in een vergadering of anderszins geschiedt, genomen met gewone meerderheid van uitgebrachte stemmen, tenzij het reglement van de Raad van Commissarissen anders bepaalt.

21.4

Ongeldige stemmen, blanco stemmen en onthoudingen van stemmen worden niet als uitgebrachte stemmen geteld. Commissarissen die een ongeldige of blanco stem hebben uitgebracht of die zich van stemming hebben onthouden, worden meegeteld bij de vaststelling van het aantal Commissarissen dat aanwezig of vertegenwoordigd is in een vergadering van de Raad van Commissarissen

21.5

Bij staking van stemmen in de Raad van Commissarissen heeft de Voorzitter een beslissende stem, met dien verstande dat de Voorzitter niet meer stemmen kan uitbrengen dan de overige Commissarissen gezamenlijk. Anders komt het besluit niet tot stand.

21.6

Een Commissaris neemt niet deel aan de beraadslaging en besluitvorming van de Raad van Commissarissen over een aangelegenheid waarbij hij een direct of indirect persoonlijk belang heeft dat tegenstrijdig is met het belang van de Vennootschap en de met haar verbonden onderneming. Indien dientengevolge door de Raad van Commissarissen geen besluit kan worden genomen, kan het besluit niettemin door de Raad van Commissarissen worden genomen alsof geen van de Commissarissen een tegenstrijdig belang heeft als bedoeld in de vorige zin.

21.7	Vergaderingen van de Raad van Commissarissen kunnen worden gehouden door middel van audiocommunicatiefaciliteiten, tenzij een Commissaris zich daartegen verzet.

21.8

Besluiten van de Raad van Commissarissen kunnen, in plaats van in vergadering, schriftelijk worden genomen, mits alle commissarissen met het te nemen besluit bekend zijn en geen van hen zich tegen deze besluitvorming verzet. De artikelen 21.1 tot en met 21.6 zijn van overeenkomstige toepassing.

22	RAAD VAN COMMISSARISEN - BEZOLDIGING

De Algemene Vergadering kan aan de Commissarissen een bezoldiging toekennen.

20

23	VRIJWARING

23.1	De Vennootschap zal elk van haar Gevrijwaarde Functionarissen vrijwaren tegen en schadeloosstellen voor:

(a)	alle financiële verliezen of schade geleden door een zodanige Gevrijwaarde Functionaris; en

(b)

alle kosten die redelijkerwijs door een zodanige Gevrijwaarde Functionaris zijn betaald of verschuldigd in verband met een dreigende, aanhangige of beëindigde rechtszaak, vordering, actie of gerechtelijke procedure van civielrechtelijke, strafrechtelijke, administratieve of andere aard, formeel of informeel waarin hij betrokken raakt, voor zover dit verband houdt met zijn huidige of voormalige functie bij de Vennootschap en/of een Groepsmaatschappij en in elk geval voor zover toegestaan onder de toepasselijke wetgeving.

23.2	Geen enkele schadeloosstelling zal worden gegeven aan een Gevrijwaarde Functionaris:

(a)

indien een bevoegde rechtbank of arbitrage tribunaal, zonder de mogelijkheid (meer) te hebben om in hoger beroep te gaan, heeft vastgesteld dat het handelen of nalaten van die Gevrijwaarde Functionaris dat heeft geleid tot de financiële verliezen, schade, kosten, rechtszaak, vordering, actie of gerechtelijke procedure als omschreven in artikel 23.1, van opzettelijk onrechtmatige aard is (zijnde het handelen of nalaten dat wordt beschouwd als opzet, grove nalatigheid, bewuste roekeloosheid en/of ernstig verwijtbaar handelen of nalaten dat aan die Gevrijwaarde Functionaris kan worden toegerekend);

(b)

voor zover zijn financiële verliezen, schade en kosten door een verzekering zijn gedekt en de betrokken verzekeraar deze financiële verliezen, schade en kosten heeft vergoed of terugbetaald (of zich daartoe onherroepelijk heeft verbonden);

(c)

met betrekking tot procedures die door deze Gevrijwaarde Functionaris tegen de Vennootschap worden aangespannen, met uitzondering van procedures die worden aangespannen ter uitvoering van vrijwaringen waarop hij krachtens deze Statuten recht heeft, op grond van een overeenkomst tussen deze Gevrijwaarde Functionaris en de Vennootschap die door de Directie is goedgekeurd of op grond van een verzekering die de Vennootschap heeft gesloten ten behoeve van deze Gevrijwaarde Functionaris;

21

(d)	voor financiële verliezen, schade of onkosten in verband met een schikking van een procedure die zonder voorafgaande toestemming van de Vennootschap tot stand is gekomen.

23.3	De Directie kan nadere voorwaarden en beperkingen stellen aan de vrijwaring als bedoeld in artikel 23.1.

ALGEMENE VERGADERING

24	OPROEPING EN PLAATS VAN DE ALGEMENE VERGADERING

24.1

Algemene Vergaderingen worden zo dikwijls gehouden als de Directie of een Directeur dan wel de Raad van Commissarissen of een Commissaris zulks wenst. De bevoegdheid tot bijeenroeping van de Algemene Vergadering komt toe aan de Directie, aan iedere Directeur afzonderlijk, aan de Raad van Commissarissen en aan iedere Commissaris afzonderlijk.

24.2	De Directie moet een Algemene Vergadering bijeenroepen:

(a)

indien één of meer Aandeelhouders die gezamenlijk ten minste het wettelijk voorgeschreven gedeelte van het aandelenkapitaal van de Vennootschap vertegenwoordigen, daartoe een verzoek indienen bij de Directie, onder nauwkeurige opgave van de te behandelen onderwerpen;

(b)

binnen drie maanden nadat het voor haar aannemelijk is dat het eigen vermogen van de Vennootschap is gedaald tot een bedrag gelijk aan of lager dan de helft van het gestorte en opgevraagde deel van het kapitaal ter bespreking van zo nodig te nemen maatregelen.

Een gelijke plicht rust op de Raad van Commissarissen. Indien de Algemene Vergadering niet binnen zes weken na het verzoek, als hiervoor onder (a) bedoeld, wordt gehouden, zijn de verzoekers - met inachtneming van de wet en de statuten - zelf bevoegd de Algemene Vergadering bijeen te roepen zonder daartoe de machtiging van de president van de rechtbank nodig te hebben. Op een bijeenroeping als in de vorige zin bedoeld, is het bepaalde in artikel 24.3 van overeenkomstige toepassing.

24.3

Tot het bijwonen van de Algemene Vergadering dient iedere Aandeelhouder en eenieder aan wie het recht tot het bijwonen van de Algemene Vergadering toekomt te worden opgeroepen. De oproeping dient niet later te geschieden dan op de vijftiende dag voor de dag waarop de vergadering wordt gehouden.

De oproeping geschiedt door middel van oproepingsbrieven. Deze vermelden de datum en de plaats van de vergadering en het aanvangstijdstip.

22

De in de vergadering te behandelen onderwerpen worden vermeld in de oproepingsbrieven of door middel van een afzonderlijke brief ter kennis van de Aandeelhouders gebracht binnen de voor de oproeping gestelde termijn. Aandeelhouders kunnen worden opgeroepen door een langs elektronische weg toegezonden bericht overeenkomstig artikel 113 lid 4 van Boek 2.

Personen die tot de Algemene Vergadering zijn opgeroepen en die gezamenlijk ten minste het wettelijk voorgeschreven gedeelte van het geplaatste aandelenkapitaal van de Vennootschap vertegenwoordigen, kunnen door de Directie of door de Raad van Commissarissen de onderwerpen die zij ter vergadering behandeld willen zien, op de agenda doen plaatsen, mits zij die onderwerpen niet later aan de Directie respectievelijk de Raad van Commissarissen opgeven dan zestig dagen voor de dag waarop de vergadering, bestemd tot hun behandeling, wordt gehouden.

Mededelingen die krachtens de wet of de statuten moeten worden gericht aan de Algemene Vergadering, kunnen geschieden door opneming in de oproepingsbrieven.

24.4

Personen aan wie het recht toekomt Algemene Vergaderingen bij te wonen en die hun in de artikelen 24.2 en 24.3 omschreven rechten willen uitoefenen, dienen eerst met de Directie overleg te plegen. Indien de voorgenomen uitoefening van deze rechten zou kunnen leiden tot wijziging van de strategie van de Vennootschap, onder meer door het ontslag van een of meer Directeuren of Commissarissen, wordt de Directie in de gelegenheid gesteld een redelijke termijn in te roepen om op een dergelijk voornemen te reageren. Deze termijn zal de daarvoor in de Nederlandse wet en/of de Corporate Governance Code gestelde termijn niet overschrijden. De betrokken

Vergadergerechtigde(n) dient/dienen de door de Directie ingeroepen reactietermijn in acht te nemen. Indien daarop een beroep wordt gedaan, zal de Directie deze responstijd gebruiken voor nader beraad en constructief overleg, in ieder geval met de betrokken Vergadergerechtigde(n), en zal zij de alternatieven verkennen. Na afloop van de responstijd brengt de Directie over dit overleg en de verkenning van alternatieven verslag uit aan de Algemene Vergadering. Hierop wordt toezicht gehouden door de Raad van Commissarissen. De responstijd kan per Algemene Vergadering slechts eenmaal worden ingeroepen en is niet van toepassing in de situaties die de Nederlandse wet en/of de Nederlandse Corporate Governance Code daarvoor voorschrijft.

24.5

Is de oproepingstermijn niet in acht genomen of heeft de oproeping niet of niet op de juiste wijze plaatsgehad, dan kunnen niettemin wettige besluiten worden genomen, ook ten aanzien van onderwerpen die niet of niet op de voorgeschreven wijze zijn aangekondigd, mits een zodanig besluit wordt genomen met algemene stemmen in een Algemene Vergadering waarin het gehele geplaatste kapitaal is vertegenwoordigd.

23

24.6

De Algemene Vergaderingen worden gehouden in de gemeente waar de Vennootschap haar statutaire zetel heeft of te Rotterdam, ‘s-Gravenhage, op de luchthaven Schiphol in de gemeente Haarlemmermeer. Onverminderd het bepaalde in artikel 24.5 is een besluit, genomen in een elders - in of buiten Nederland - gehouden Algemene Vergadering, slechts geldig indien het gehele geplaatste kapitaal vertegenwoordigd is.

25	TOELATING TOT EEN VOORZITTERSCHAP VAN DE ALGEMENE VERGADERING

25.1

Aandeelhouders en eenieder aan wie het recht tot het bijwonen van de Algemene Vergadering toekomt hebben toegang tot de Algemene Vergadering. Toegang hebben de Directeuren en de Commissarissen, behoudens de Directeuren en/of de Commissarissen die geschorst zijn, alsmede eenieder die door de voorzitter van de desbetreffende vergadering is uitgenodigd om de Algemene Vergadering of een gedeelte daarvan bij te wonen.

25.2

Indien een Aandeelhouder of iemand aan wie de rechten tot het bijwonen van Algemene Vergaderingen toekomen, een Algemene Vergadering bij volmacht wenst bij te wonen, dient hij een daartoe strekkende schriftelijke volmacht te verlenen, die aan de Voorzitter van de betreffende vergadering moet worden overhandigd.

25.3

De Algemene Vergadering wordt geleid door de Voorzitter dan wel door de door de CEO of door een door de Raad van Commissarissen, al dan niet uit zijn midden, aan te wijzen persoon. Is de Voorzitter of CEO niet aanwezig en laat de Raad van Commissarissen een aanwijzing als evenbedoeld achterwege, dan voorziet de Algemene Vergadering zelf in haar leiding.

25.4

Het ter vergadering uitgesproken oordeel van de voorzitter van die vergadering omtrent de uitslag van een stemming is beslissend. Hetzelfde geldt voor de inhoud van een genomen besluit, voor zover werd gestemd over een niet schriftelijk vastgelegd voorstel. Wordt echter onmiddellijk na het uitspreken van evengemeld oordeel de juistheid daarvan betwist, dan vindt een nieuwe stemming plaats, wanneer de meerderheid der vergadering of - indien de oorspronkelijke stemming niet hoofdelijk of schriftelijk geschiedde - een stemgerechtigde aanwezige dit verlangt. Door deze nieuwe stemming vervallen de rechtsgevolgen van de oorspronkelijke stemming.

25.5

Tenzij van het verhandelde ter vergadering een notarieel proces-verbaal wordt opgemaakt of tenzij de voorzitter van die vergadering zelf de notulen wenst te houden, wijst deze voorzitter een persoon aan die met het houden van de notulen wordt belast. De notulen worden in dezelfde vergadering of in een volgende vergadering door de Algemene Vergadering vastgesteld, ten blijke waarvan de notulen worden getekend door de voorzitter en de secretaris van de vergadering waarin de notulen werden vastgesteld. Indien de Algemene Vergadering, de Raad van Commissarissen of de Directie besluit van het verhandelde in een Algemene Vergadering een notarieel proces-verbaal te doen opmaken, of indien een of meer Aandeelhouders die gezamenlijk ten minste een tiende gedeelte van het geplaatste kapitaal vertegenwoordigen daartoe besluiten, zal de Directie aan een notaris opdracht geven zodanig proces-verbaal op te maken. De kosten van het notarieel proces-verbaal komen ten laste van de Vennootschap.

24

25.6

De Directie houdt een notulenboek waarin de vastgestelde notulen van elke Algemene Vergadering zijn opgenomen en waarin tevens een afschrift wordt ingevoegd van elk notarieel proces-verbaal dat van een Algemene Vergadering is opgemaakt. Het notulenboek ligt ten kantore van de Vennootschap ter inzage van de Aandeelhouders en van eenieder aan wie het recht tot het bijwonen van de Algemene Vergadering toekomt. Aan ieder van hen wordt desgevraagd, tegen ten hoogste de kostprijs, een afschrift of uittreksel verstrekt van de notulen van een Algemene Vergadering.

25.7

Iedere Aandeelhouder is bevoegd om in persoon of bij een door een schriftelijk gevolmachtigde door middel van een elektronisch communicatiemiddel aan de Algemene Vergadering deel te nemen, daarin het woord te voeren en het stemrecht uit te oefenen. Houders van onderaandelen die tezamen de nominale waarde van een Aandeel vertegenwoordigen, oefenen deze rechten gezamenlijk uit, hetzij door één van hen, hetzij door de houder van een schriftelijke volmacht.

25.8

Voor de toepassing van artikel 25.7 is vereist dat de Aandeelhouder via een zodanig elektronisch communicatiemiddel kan worden geïdentificeerd, rechtstreeks kan kennisnemen van de verhandelingen ter vergadering en het stemrecht kan uitoefenen.

25.9	De Directie kan voorwaarden stellen aan het gebruik van het elektronisch communicatiemiddel, welke bij de oproeping bekend worden gemaakt

25.10

De Directie kan tevens besluiten dat stemmen die voorafgaand aan de Algemene Vergadering via een elektronisch communicatiemiddel of bij brief worden uitgebracht, worden beschouwd als stemmen die tijdens de Algemene Vergadering worden uitgebracht. Deze stemmen worden niet voor de Registratiedatum uitgebracht.

25.11

Voor de toepassing van de artikelen 25.7 tot en met 25.10 worden als stem- en/of vergadergerechtigden beschouwd zij die op de Registratiedatum stemrechten hebben en/of rechten hebben om de Algemene Vergaderingen bij te wonen en als zodanig zijn ingeschreven in een door de Directie aangewezen register, ongeacht wie ten tijde van de Algemene Vergadering rechthebbende op de Aandelen of certificaten zijn. Tenzij Nederlands recht anders voorschrijft, staat het de Directie vrij om bij het bijeenroepen van een Algemene Vergadering te bepalen of de vorige volzin van toepassing is.

25

25.12

Iedere persoon aan wie het recht toekomt Algemene Vergaderingen bij te wonen dient de Vennootschap schriftelijk in kennis te stellen van zijn identiteit en zijn voornemen de Algemene Vergadering bij te wonen. Deze kennisgeving dient uiterlijk op de zevende dag vóór die van de Algemene Vergadering door de Vennootschap te zijn ontvangen, tenzij bij de oproeping tot die Algemene Vergadering anders is bepaald. Personen aan wie het recht toekomt Algemene Vergaderingen bij te wonen die niet aan dit vereiste hebben voldaan, kan de toegang tot de Algemene Vergadering worden geweigerd.

26	STEMRECHT. BESLUITVORMING

26.1

Elk Aandeel geeft recht op het uitbrengen van één stem. Houders van onderaandelen die tezamen de nominale waarde van een Aandeel vertegenwoordigen, oefenen deze rechten gezamenlijk uit, hetzij door een van hen, hetzij door de houder van een schriftelijke volmacht.

26.2

Voor een Aandeel dat toebehoort aan de Vennootschap of aan een Dochtermaatschappij kan in de Algemene Vergadering geen stem worden uitgebracht; evenmin voor een Aandeel waarvan één van hen de certificaten houdt. Vruchtgebruikers en pandhouders van Aandelen die aan de Vennootschap of een Dochtermaatschappij toebehoren, zijn evenwel niet van hun stemrecht uitgesloten, indien het vruchtgebruik of pandrecht was gevestigd voordat het Aandeel aan de Vennootschap of een Dochtermaatschappij daarvan toebehoorde.

De Vennootschap of een Dochtermaatschappij kan geen stem uitbrengen voor een Aandeel waarop zij een pandrecht of vruchtgebruik heeft.

26.3

Bij de vaststelling in hoeverre Aandeelhouders stemmen, aanwezig of vertegenwoordigd zijn of in hoeverre het aandelenkapitaal vertegenwoordigd is, wordt geen rekening gehouden met Aandelen waarvoor geen stem kan worden uitgebracht.

26.4

De Algemene Vergadering besluit met volstrekte meerderheid van de uitgebrachte stemmen, voor zover de wet of deze statuten geen grotere meerderheid voorschrijven. Indien en voor zolang de Vennootschap onderworpen is aan de regels en vereisten van een effectenbeurs en deze effectenbeurs vereist dat de Vennootschap een quorum heeft voor de Algemene Vergadering, kan de Algemene Vergadering, met inachtneming van enige bepaling van dwingend Nederlands recht en enig hoger quorum voorgeschreven in deze statuten, slechts besluiten nemen indien ten minste een derde van de geplaatste en uitstaande aandelen in het kapitaal van de Vennootschap aanwezig of vertegenwoordigd is in de Algemene Vergadering. Een tweede vergadering zoals bedoeld in artikel 120 lid 3 van Boek 2 kan niet worden bijeengeroepen.

26.5	Blanco stemmen, ongeldige stemmen en onthoudingen van stemmen worden als niet uitgebracht aangemerkt.

26

26.6

Stemmingen over zaken - schorsing en ontslag van personen daaronder begrepen - geschieden mondeling en stemmingen over personen geschieden bij ongetekende gesloten briefjes, tenzij de voorzitter een andere wijze van stemming vaststelt en geen van de ter vergadering aanwezigen zich daartegen verzet.

26.7

Staken de stemmen bij de verkiezing van personen, dan vindt in dezelfde vergadering één maal een nieuwe stemming plaats; staken de stemmen dan opnieuw, dan beslist - onverminderd het bepaalde in de volgende zin - het lot.

Indien bij verkiezing tussen meer dan twee personen niemand de volstrekte meerderheid van de uitgebrachte stemmen op zich heeft verenigd, vindt herstemming plaats tussen de twee personen die het grootste aantal stemmen op zich verenigden, zonodig na tussenstemming en/of loting.

Staken de stemmen omtrent een ander voorstel dan hiervoor in dit lid bedoeld, dan is dat voorstel verworpen.

26.8

Waar de statuten bepalen dat de geldigheid van een besluit mede afhankelijk is van het ter vergadering vertegenwoordigde gedeelte van het geplaatste kapitaal en dit gedeelte niet vertegenwoordigd was, kan voor zover elders in deze statuten niet het tegendeel is bepaald ten aanzien van een aldaar specifiek aangeduid onderwerp - een tweede vergadering worden bijeengeroepen en gehouden, waarin het besluit kan worden genomen onafhankelijk van het in die vergadering vertegenwoordigde gedeelte van het geplaatste kapitaal.

Bij de oproeping tot de tweede vergadering moet worden vermeld dat en waarom daarin een besluit kan worden genomen onafhankelijk van het in die vergadering vertegenwoordigde gedeelte van het geplaatste kapitaal.

De oproeping tot de tweede vergadering heeft eerst plaats na afloop van de eerste vergadering. De tweede vergadering dient binnen zes weken na afloop van de eerste vergadering te worden gehouden.

27	BESLUITVORMING BUITEN VERGADERING

27.1

Tenzij de Vennootschap heeft meegewerkt aan de uitgifte van certificaten van Aandelen in haar kapitaal, kunnen stemgerechtigde Aandeelhouders, alle besluiten die zij in een Algemene Vergadering kunnen nemen, ook buiten vergadering nemen, mits ieder aan wie het recht toekomt Algemene Vergaderingen bij te wonen met deze wijze van besluitvorming heeft ingestemd. De instemming met de wijze van besluitvorming en de stemmen kunnen ook langs elektronische weg worden uitgebracht. De leden van de Directie en de Raad van Commissarissen worden voorafgaand aan de besluitvorming in de gelegenheid gesteld om advies uit te brengen

27

27.2

In geval van besluitvorming buiten de vergadering, worden de stemmen schriftelijk uitgebracht. Aan het vereiste van schriftelijkheid van de stemmen wordt tevens voldaan indien het besluit onder vermelding van de wijze waarop ieder der Aandeelhouders stemt schriftelijk of elektronisch is vastgesteld en door alle vergadergerechtigden is ondertekend.

28	ALGEMENE VERGADERING – BIJZONDERE BESLUITEN

28.1	Met inachtneming van artikel 17.2, kunnen de volgende besluiten door de Algemene Vergadering slechts worden genomen op voorstel van de Directie:

(a)	de uitgifte van Aandelen of de toekenning van rechten om Aandelen te nemen; (b) het beperken of uitsluiten van voorkeursrechten;
(c)	het aanwijzen of verlenen van een machtiging als bedoeld in respectievelijk de artikelen 8.1, 8.3, 9.7, 9.9, 10.2 en 10.4;
(d)	het verminderen van het geplaatste aandelenkapitaal van de Vennootschap;

(e)	het doen van een uitkering ten laste van de winst of reserves van de Vennootschap;

(f)	het doen van een uitkering in de vorm van Aandelen of in de vorm van activa, in plaats van in geld;

(g)	het wijzigen van deze Statuten;

(h)	het aangaan van een fusie of een splitsing;

(i)	de opdracht aan de Raad van Commissarissen om het faillissement van de Vennootschap aan te vragen; en

(j)	de ontbinding van de Vennootschap.

28.2

Een onderwerp dat ingevolge de artikelen 24.2 en/of 24.3 bij de oproeping is vermeld of op dezelfde wijze is aangekondigd door of op verzoek van een of meer Aandeelhouders of anderen aan wie het recht toekomt Algemene Vergaderingen bij te wonen, wordt, voor de toepassing van artikel 28.1, niet geacht door de Directie te zijn voorgesteld, tenzij de Directie in de agenda van de desbetreffende Algemene Vergadering of in de toelichting daarop uitdrukkelijk te kennen heeft gegeven de behandeling van dat onderwerp te ondersteunen.

29	BOEKJAAR. JAARVERSLAGEN

29.1	Het boekjaar van de Vennootschap is het kalenderjaar.

29.2

Jaarlijks binnen vijf maanden na afloop van het boekjaar van de Vennootschap, behoudens verlenging van deze termijn met ten hoogste vijf maanden door de Algemene Vergadering op grond van bijzondere omstandigheden, maakt de Directie een Jaarrekening op en een bestuursverslag over dat boekjaar. Bij deze stukken worden de in artikel 392 lid 1 van Boek 2 bedoelde gegevens gevoegd. De Jaarrekening wordt ondertekend door ieder van de Directeuren en door ieder van de Commissarissen. Ontbreekt de handtekening van een Directeur en/of Commissaris, dan wordt daarvan onder opgave van reden melding gemaakt.

28

29.3

De Vennootschap zorgt dat de Jaarrekening en het bestuursverslag en de krachtens artikel 392, Boek 2, toegevoegde gegevens zo spoedig mogelijk, doch uiterlijk vanaf de datum van oproeping tot de Algemene Vergadering bestemd tot hun behandeling en goedkeuring, ten kantore van de Vennootschap verkrijgbaar zijn. Aandeelhouders of andere vergadergerechtigden kunnen deze stukken ten kantore van de Vennootschap inzien en er kosteloos een afschrift van verkrijgen.

30	ACCOUNTANT

30.1

De Algemene Vergadering verleent aan een registeraccountant of een andere deskundige in de zin van artikel 393 van Boek 2 - beiden hierna te noemen: de Deskundige - dan wel aan een organisatie waarin zodanige Deskundigen samenwerken, de opdracht tot onderzoek van de Jaarrekening. Indien de Algemene Vergadering zodanige opdracht niet verleent, is de Raad van Commissarissen of—indien hij in gebreke blijft—de Directie bevoegd en verplicht zulks te doen. De Algemene Vergadering kan te allen tijde de in dit lid bedoelde opdracht intrekken en aan een andere deskundige verlenen

30.2	De deskundige brengt omtrent zijn onderzoek verslag uit aan de Directie en aan de Raad van Commissarissen en geeft de uitslag van zijn onderzoek in een verklaring weer.

30.3	In de gevallen waarin de wet zulks toestaat, kan de in artikel 30.1 bedoelde instructie achterwege blijven of kan de instructie worden gegeven aan een andere persoon dan de daarin bedoelde deskundige.

31	JAARVERGADERING. VASTSTELLING VAN DE JAARREKENING

31.1

Jaarlijks wordt ten minste één Algemene Vergadering gehouden, te houden binnen zes maanden na afloop van het laatst verstreken boekjaar van de Vennootschap; deze Algemene Vergadering wordt hierna aangeduid als de Jaarvergadering. De agenda van de Jaarvergadering bevat ten minste de volgende onderwerpen:

(a)	indien een jaarverslag over het afgelopen boekjaar vereist is: bespreking van het jaarverslag;

(b)	de goedkeuring van de Jaarrekening van het afgelopen begrotingsjaar;

(c)	de bestemming van de in het afgelopen boekjaar behaalde winst, of de bepaling van de wijze van aanzuivering van het in dat boekjaar geleden verlies.

29

31.2

De in artikel 31.1 genoemde onderwerpen hoeven niet op de agenda van de Jaarvergadering te worden vermeld indien de termijn voor het opmaken van de Jaarrekening is verlengd of indien een voorstel tot verlenging van die termijn op de agenda staat.

31.3	De Jaarrekening wordt vastgesteld door de Algemene Vergadering. Deze vaststelling strekt niet tot decharge van de Directeuren en de Commissarissen.

31.4

Indien een verklaring van een accountant is vereist bij de Jaarrekening en de Algemene Vergadering geen kennis heeft kunnen nemen van die verklaring, kan de Jaarrekening slechts worden vastgesteld indien in de overige toegevoegde gegevens een verklaring is opgenomen waarin een wettige reden voor het ontbreken van de verklaring wordt gegeven.

31.5

Indien de Jaarrekening na wijziging wordt vastgesteld, zijn afschriften van de gewijzigde Jaarrekening kosteloos verkrijgbaar voor de Aandeelhouders en eenieder aan wie het recht van deelname aan de Algemene Vergaderingen toekomt.

32	UITKERINGEN - ALGEMEEN

32.1

Een uitkering kan slechts geschieden voor zover het eigen vermogen van de Vennootschap het bedrag van het gestorte en opgevraagde deel van haar kapitaal vermeerderd met de reserves die krachtens de wet moeten worden aangehouden overstijgt.

32.2

De Directie kan besluiten tot het doen van tussentijdse uitkeringen, mits uit een overeenkomstig artikel 105 lid 4 Boek 2 op te maken tussentijdse balans blijkt dat aan het vereiste, bedoeld in artikel 32.1, is voldaan.

32.3	Uitkeringen zullen worden gedaan in verhouding tot de totale nominale waarde van de Aandelen.

32.4

Tot een uitkering zijn gerechtigd de desbetreffende Aandeelhouders, vruchtgebruikers en pandhouders, voorzover van toepassing, op een daartoe door de Directie vast te stellen datum. Deze datum ligt niet voor de datum waarop de uitkering is aangekondigd.

32.5

De Algemene Vergadering kan, met inachtneming van artikel 28, besluiten dat een uitkering geheel of gedeeltelijk, in plaats van in geld, plaatsvindt in de vorm van Aandelen of in de vorm van activa van de Vennootschap.

32.6

Een uitkering is betaalbaar op zodanige datum en, indien het een uitkering in geld betreft, in zodanige valuta als de Directie zal bepalen. Indien het een uitkering betreft in de vorm van vermogensbestanddelen van de Vennootschap, stelt de Directie de waarde vast die aan de uitkering wordt toegekend voor de daarop betrekking hebbende boekhoudkundige verwerking met inachtneming van het toepasselijke recht (daaronder begrepen de toepasselijke waarderingsgrondslagen).

30

32.7	Een vordering tot betaling van een uitkering verjaart door verloop van vijf jaren nadat de uitkering opeisbaar is geworden.

32.8

Voor de berekening van het bedrag of de toewijzing van een uitkering wordt geen rekening gehouden met Aandelen die de Vennootschap in haar eigen kapitaal houdt. Er zal geen uitkering aan de Vennootschap worden gedaan met betrekking tot Aandelen die de Vennootschap in haar eigen kapitaal houdt.

33	UITKERINGEN – WINST EN RESERVES

33.1	Behoudens het bepaalde in artikel 32.1 wordt de winst, welke uit de Jaarrekening van de Vennootschap over een boekjaar blijkt, bestemd als volgt en in de navolgende volgorde:

a.	de Directie bepaalt allereerst welk gedeelte van de winst wordt toegevoegd aan de reserves van de Vennootschap; en

b.	behoudens het bepaalde in artikel 28.1, staat de resterende winst ter beschikking van de Algemene Vergadering voor uitkering op de Aandelen.

33.2	Behoudens het bepaalde in artikel 32.1 geschiedt een winstuitkering na de vaststelling van de Jaarrekening waaruit blijkt dat zij geoorloofd is.

33.3	Behoudens het bepaalde in artikel 28 is de Algemene Vergadering bevoegd te besluiten tot uitkeringen ten laste van de reserves van de Vennootschap.

33.4	De Directie kan besluiten om op Aandelen te storten bedragen ten laste van de reserves van de Vennootschap te brengen, ongeacht of die Aandelen worden uitgegeven aan bestaande Aandeelhouders.

34	WIJZIGING VAN DE STATUTEN. FUSIE. SPLITSING

34.1

Onverminderd het bepaalde in artikel 28.1, kan een besluit tot statutenwijziging of een besluit tot fusie of splitsing in de zin van Titel 7 van Boek 2 door de Algemene Vergadering slechts worden genomen met een meerderheid van ten minste twee/derde van de uitgebrachte stemmen; deze meerderheid dient meer dan de helft van het geplaatste kapitaal te vertegenwoordigen.

34.2

Indien aan de Algemene Vergadering een voorstel tot statutenwijziging zal worden gedaan, moet zulks bij de oproeping tot de Algemene Vergadering worden vermeld. Degenen, die de oproeping doen, moeten tegelijkertijd een afschrift van dat voorstel, waarin de voorgedragen wijziging woordelijk is opgenomen, ten kantore van de Vennootschap neerleggen, ter inzage voor de Aandeelhouders en voor ieder aan wie het recht tot bijwoning van de Algemene Vergadering toekomt. Bij gebreke daarvan kan over het voorstel niet rechtsgeldig worden besloten, tenzij aan de in artikel 24 lid 5 vermelde vereisten is voldaan.

31

34.3

Vanaf de dag van nederlegging van het voorstel tot statutenwijziging tot de afloop van de Algemene Vergadering waarin over dat voorstel zal worden beraadslaagd en gestemd, moeten de Aandeelhouders en eenieder aan wie het recht tot bijwoning van de Algemene Vergadering toekomt, in de gelegenheid worden gesteld afschriften van dat voorstel te verkrijgen. De afschriften worden kosteloos verstrekt.

35	ONTBINDING EN VEREFFENING

35.1	De Algemene Vergadering is bevoegd te besluiten tot ontbinding van de Vennootschap, mits met inachtneming van de in artikel 28.1 gestelde vereisten.

35.2	In geval van vrijwillige ontbinding blijft de Vennootschap zolang bestaan als voor de vereffening van haar activa en passiva nodig is.

35.3	In elk stuk dat de Vennootschap in het kader van haar vereffening uitgeeft en in elke kennisgeving die zij doet, moeten de woorden “in liquidatie” aan haar naam worden toegevoegd.

35.4

Behoudens andersluidend besluit van de Algemene Vergadering of tenzij de wet anders bepaalt, zijn de Directeuren van de Vennootschap de vereffenaars van de Vennootschap onder toezicht van de Raad van Commissarissen.

35.5	De verslagen en verklaringen betreffende de ontbinding en de vereffening die bij de wet zijn voorgeschreven, worden door de vereffenaars neergelegd bij het handelsregister van de Kamer van Koophandel.

35.6

Het overschot van het vermogen dat overblijft nadat aan alle verplichtingen van de Vennootschap is voldaan, wordt onder de Aandeelhouders verdeeld in verhouding tot het gedeelte van het nominale bedrag van de Aandelen dat ieder van hen op zijn Aandelen heeft gestort krachtens oproepen aan de Aandeelhouders.

35.7

Na afloop van de vereffening blijven de boeken, bescheiden en andere gegevensdragers van de ontbonden Vennootschap gedurende de door de wet voorgeschreven bewaringstermijn berusten onder degene die de vereffenaars daartoe schriftelijk hebben aangewezen.

36	FEDERAAL FORUMBEDING

36.1

Tenzij anders schriftelijk toegestaan door de Vennootschap, zijn de federale arrondissementsrechtbanken (federal district courts) van de Verenigde Staten van Amerika het enige en exclusieve forum voor een klacht waaronder een rechtsvordering wordt ingesteld uit hoofde van de Amerikaanse Securities Act of 1933, zoals gewijzigd, zover toegestaan onder het toepasselijke recht.

1

In this translation an attempt has been made to be as literal as possible without jeopardizing the overall continuity. Inevitably, differences may occur in translation, and if so, by law the Dutch text will govern

Complete continuous text of the articles of association

ATAI Life Sciences N.V.

1 July 2022

ARTICLES OF ASSOCIATION

1	DEFINITIONS (FOR CONVENIENCE SAKE THE FOLLOWING DEFINITIONS ARE LISTED IN ALPHABETICAL ORDER NOT NECESSARILY IN THE ORDER OF THE DUTCH ORIGINAL)

1.1	In these Articles of Association:

(a)	Affiliate (Deelneming) means: an affiliation, within the meaning of Section 24c of Book 2, of the Company.

(b)	Annual Accounts (Jaarrekening) means: the balance sheet, the profit and loss account and the explanatory notes thereon.

(c)	Board of Managing Directors (Directie) means: the Body of the Company controlling the management of the Company’s business within the meaning of Book 2.

(d)

Board of Supervisory Directors (Raad van Commissarissen) means: the Body of the Company supervising the policy of the Board of Managing Directors and the general course of affairs of the Company and of the business connected with it.

(e)	Body of the Company (Vennootschapsorgaan) means: the General Meeting, the Board of Supervisory Directors or the Board of Managing Directors.

(f)	Book 2 (Boek 2) means: Book 2 of the Dutch Civil Code.

(g)	CEO means: the Company’s chief executive officer, which title may be granted to a member of the Board of Managing Directors in accordance with article 14.3.

2

(h)	Chairperson (Voorzitter) means: the chairperson of the Board of Supervisory Directors.

(i)	Company (Vennootschap) means: the company governed by these Articles of Association.

(j)

Conflict of Interest (Tegenstrijdig Belang) means: the interest of a Managing Director or Supervisory Director that conflicts with the interest of the Company and the business connected with it within the meaning of Dutch law.

(k)	Dependent Company (Afhankelijke Maatschappij) means: a dependent company, of the Company within the meaning of Section 152 of Book 2.

(l)	Dutch Corporate Governance Code means: the code of conduct referred to in Section 391, paragraph 5 of Book 2.

(m)	General Meeting (Algemene Vergadering) means: the Body of the Company formed by its Shareholders, and also meetings of that body.

(n)	Group Company (Groepsmaatschappij) means: a legal entity, a company or a partnership which is economically united in one group, within the meaning of Section 24b of Book 2 with the Company.

(o)

Indemnified Officer (Gevrijwaarde Fuctionaris) means: a current or former Managing Director or Supervisory Director and such other current of former officer or employee of the Company or a Group Company, as determined by the Board of Managing Directors.

(p)	Managing Director (Directeur) means: a managing director of the Company within the meaning of Book 2.

(q)	Record Date (Registratiedatum) means: the date of registration for a General Meeting as provided by law.

(r)

Restricted Right (Beperkt Recht) means: a right of usufruct within the meaning of Part 8 of Book 3 of the Dutch Civil Code, or a right of pledge within the meaning of Part 9 of Book 3 of the Dutch Civil Code.

(s)	Shares (Aandelen) means: shares in the capital of the Company.

(t)	Shareholder (Aandeelhouder) means: a holder of Shares.

(u)

Shareholders Register (Register van Aandeelhouders) means: the register setting out the names and addresses of all Shareholders and holders of a Restricted Right within the meaning of Section 85 of Book 2.

(v)	Subsidiary (Dochtermaatschappij) means: a subsidiary, within the meaning of Section 24a of Book 2, of the Company.

(w)	Supervisory Director (Commissaris) means: a supervisory director of the Company within the meaning of Book 2.

3

1.2

Except as otherwise required by law, the expressions “written” and “in writing” used in these Articles of Association include: communications sent by telegraph, telex, telefax or any other means of an electronic communication system which is readable and printable. The written form requirement will be met if the document is recorded electronically.

1.3	Save where the context shows otherwise or as evidently otherwise intended, words or expressions in the singular shall include the plural and vice versa.

1.4	Save where the context shows otherwise or as evidently other intended, referents in the masculine form shall include the feminine form and vice versa.

2	NAME. REGISTERED OFFICE

2.1	The Company is a limited liability company under Dutch law (naamloze vennootschap) and its name is: ATAI Life Sciences N.V..

2.2	The Company has its registered office in Amsterdam, The Netherlands. The Company holds office in Berlin, Germany. The Company may have branch offices elsewhere, also in and outside The Netherlands.

3	OBJECTS

3.1	The objects for which the Company is established are:

(a)	to build biotech companies globally by leveraging a decentralized, technology-and data-driven platform model to serve millions of people suffering with mental health disorders;

(b)	to acquire and efficiently develop innovative treatments that address significant unmet medical needs and lead to paradigm shifts in the mental health space;

(c)

to, either alone or jointly with others, acquire and dispose of affiliations or other interests in legal entities, companies and enterprises, and to collaborate with and to manage such legal entities, companies or enterprises;

(d)	to acquire, manage, turn to account, encumber and dispose of any property - including intellectual property rights - and to invest capital;

(e)	to supply or procure the supply of money loans, particularly - but not exclusively - to Subsidiaries, Group Companies and/or Affiliates, as well as to draw or to procure the drawing of money loans;

(f)

to enter into agreements whereby the Company commits itself as guarantor or severally liable co-debtor, or grants security or declares itself jointly or severally liable with or for others, particularly - but not exclusively - to the benefit of companies as referred to above under (e), all this subject to the provision in article 3.2;

4

(g)	for purposes not related to the conduct of its business to make periodic payments for or towards pension funds or other objectives;

(h)	to do all such things as are incidental or may be conducive to the above objects or any of them.

3.2

The Company may not grant security, give price guarantees, commit itself in any other way or declare itself jointly or severally liable with or for others with a view to enabling third parties to take or acquire Shares or depository receipts issued therefore. This prohibition applies equally to the Company’s Subsidiaries.

3.3

The Company and its Subsidiaries may not provide loans with a view to subscription for or acquisition of Shares or depositary receipts for Shares in the Company’s capital by others, unless the Board of Managing Directors resolves to do so and Section 98c of Book 2 is observed.

3.4	Article 3.2 and 3.3 do not apply if Shares or depositary receipts for Shares are subscribed for or acquired by or for employees of the Company or of a Group Company.

4	CAPITAL

4.1

The authorised share capital of the Company is seventy-five million Euros (EUR 75,000,000.00), divided into seven hundred fifty million (750,000,000) shares of a par value of ten euro cents (EUR 0.10) each.

4.2

The Board of Managing Directors may resolve that one or more Shares are divided into such number of fractional Shares as may be determined by the Board. Unless specified differently, the provisions of these Articles of Association concerning Shares and Shareholders apply mutatis mutandis to fractional Shares and the holders thereof, respectively.

5	SHARES. RESTRICTED RIGHTS

5.1

All Shares shall be registered shares. The Company may issue share certificates for Shares in a form approved by the Board of Managing Directors. The Board of Managing Directors may number the Shares in consecutive order, starting from number 1. Subject to the provision in the preceding sentence the Board of Managing Directors may change the numbering of the Shares.

5.2	Shares may be encumbered with a Restricted Right.

6	TRANSFER OF SHARES. EXERCISE OF SHAREHOLDERS’ RIGHTS

6.1	Unless the laws of The Netherlands provide or allow otherwise, the transfer of Shares requires a deed executed for that purpose.

6.2

Save the Company itself has been a party to the transaction, the rights attached to the Shares concerned may not be exercised until the transaction has been acknowledged by the Company or until the deed has been served upon the Company in compliance with the provisions of Section 86b of Book 2, or until the transaction has been acknowledged by the Company by the registration thereof in the Shareholder’s Register.

5

6.3	The acknowledgement is effected by such deed or otherwise in the manner provided by law.

6.4

For as long as Shares are admitted to trading on the New York Stock Exchange, the NASDAQ Global Market, the NASDAQ Stock Market or on any other regulated stock exchange operating in the United States of America, the laws of the State of New York shall apply to the property law aspects of the Shares reflected in the register administered by the relevant transfer agent, without prejudice to Sections 10:140 and 10:141 of the Dutch Civil Code.

7	ADDRESSES. SHAREHOLDERS REGISTER

7.1

Shareholders, pledgees and usufructuaries of Shares must supply their addresses and other particulars to the Company in writing. Any consequences of not doing so in a timely and correct manner are borne by the party concerned.

7.2

The Board of Managing Directors shall keep a Shareholders Register. Part of the Shareholders Register may be kept outside The Netherlands to comply with applicable local law or pursuant to stock exchange rules.

8	ISSUANCE OF SHARES

8.1

The Company may only issue Shares pursuant to a resolution of the General Meeting or of another Body of the Company in case such Body of the Company is designated to do so by a resolution of the General Meeting for a fixed period, not exceeding five years. Such designation shall specify the number of Shares that may be issued. The designation may be extended, from time to time, for periods not exceeding five years. Unless such designation provides otherwise, it may not be withdrawn. For as long as and to the extent that another Body of the Company has been authorized to resolve to issue shares, the General Meeting shall not have this authority.

8.2

Within eight days following a resolution by the General Meeting to issue Shares or to designate another Body of the Company, the Company shall file the full text of such resolution at the Trade Register of the Dutch Chamber of Commerce.

8.3

The provisions of the preceding paragraphs of this Article 8 shall apply mutatis mutandis to the granting of rights to subscribe for Shares, but shall not apply to the issue of Shares to a person who exercises a previously-acquired right to subscribe for Shares.

8.4

The issuance of Shares requires a deed executed for that purpose to which the Company and each person to whom Shares are issued are parties, except as otherwise provided or allowed by Dutch law and notwithstanding Article 6.4.

8.5	The Company may not subscribe for Shares.

6

8.6

On subscription for a Share, payment must be made for its par value and, in addition, if the Share is subscribed at a higher amount, the difference between such amounts. It may be agreed that part, such part not to exceed three fourths of the par value of the Shares, may remain unpaid until the Company makes a call in respect of the monies unpaid on the Shares. Such arrangement may only be agreed prior to the resolution to issue Shares and requires the approval of the Body of the Company which has the power to pass the resolution for the issuance concerned.

8.7

Parties who professionally place shares for their own account may be allowed by virtue of an agreement to pay up less than the par value of the Shares they subscribe for, under the proviso that at least ninety-four percent (94%) of this amount is paid up in cash ultimately upon subscription for such Shares.

8.8

Payment in a currency other than the euro may only be made with the Company’s consent. In the event such a payment is made, the payment obligation is satisfied for the amount of in euro for which the paid amount can be freely exchanged. Without prejudice to the last sentence of Section 80a, paragraph 3, Book 2, the date of payment determines the exchange rate.

8.9	Calls upon the Shareholders in respect of any monies unpaid on their Shares shall be made by the Board of Managing Directors by virtue of a resolution of the General Meeting.

8.10	The Body of the Company which has the power to resolve to issue Shares may resolve that payment on Shares shall be made by some other means than payment in cash.

9	PRE-EMPTIVE RIGHTS

9.1

Save as otherwise provided by law, at the issuance of Shares each Shareholder shall have a pre-emptive right pro rata to the total amount of the par value of the Shares held by him on the date of the resolution to issue Shares.

9.2	In deviation of Article 9.1, shareholders do not have pre-emptive rights in respect of:

(a)	Shares issued against non-cash contribution; or

(b)	Shares issued to employees of the Company or of a Group Company.

9.3

The Company will announce an issuance of Shares with pre-emptive rights and the period during which such pre-emption rights may be exercised in the Dutch State Gazette, as well as in a Dutch daily newspaper distributed nationally, unless the announcement is sent in writing to all shareholders at the addresses submitted by them.

9.4	Pre-emption rights may be exercised for a period of at least two weeks after the date of announcement in the Dutch State Gazette or after the announcement was sent to the Shareholders.

7

9.5

If a Shareholder fails to exercise his pre-emptive right or does not exercise it on time or in full, the pre-emptive right in respect of the Shares thus becoming available shall inure to the benefit of the other Shareholders in the proportion referred to in Article 9.1.

9.6

If as a result of the ratio between the Shareholders’ respective holdings one or several of the Shares to be issued cannot be allotted to a Shareholder or Shareholders, said Share(s) shall be allotted to the Shareholders by ballot.

9.7	The General Meeting may, each time in respect of one particular issuance of Shares, resolve to limit or to exclude the pre-emptive right to subscribe for Shares.

If at a General Meeting at which a proposal to limit or exclude the pre-emptive right to subscribe for Shares comes up for discussion and less than one half of the issued capital is represented, a resolution to limit or exclude the pre-emptive right may only be adopted by at least two-thirds of the votes cast.

Any proposal to limit or exclude the pre-emptive right must contain a written explanation of the reasons for the proposal and the choice of the proposed price of issue.

The pre-emptive right may also be limited or excluded by another Body of the Company if such Body of the Company by resolution of the General Meeting has been designated for a period not exceeding five years as the Body of the Company having the power to limit or exclude pre-emptive subscription rights.

Such designation may be renewed for subsequent periods not exceeding five years each.

Unless the terms of the designation provide otherwise, it cannot be revoked. For as long as and to the extent that other Body of the Company has been authorized to resolve to limit or exclude pre-emption rights, the General Meeting shall not have this authority. Within eight days following a resolution by the General Meeting to limit or exclude the pre-emptive right or to designate the Board of Managing Directors, the Company shall file the full text of such resolution at the Trade Register of the Dutch Chamber of Commerce.

9.8

A Share issuance at which Shareholders may exercise a pre-emptive right and the period during which said right is to be exercised shall be announced by the Company to all Shareholders. The pre-emptive right may be exercised during the period to be determined by the Body of the Company authorized to issue Shares, that period to be at least two weeks from the day following the date of dispatch of the announcement.

9.9

The provisions of the preceding paragraphs of this Article 9 shall mutatis mutandis apply to the grant of rights to take Shares, but do not apply in respect of issuing Shares to a party exercising a previously acquired right to subscribe for Shares.

8

10	ACQUISITION BY THE COMPANY OF SHARES, THE TRANSFER THEREOF AND THE CREATION OF RESTRICTED RIGHTS ON SHARES HELD BY THE COMPANY

10.1	Any acquisition by the Company of partly-paid Shares shall be null and void.

10.2

Unless it concerns Shares that have been acquired by the Company by way of universal succession, the Company—provided that the General Meeting has given the Board of Managing Directors authorisation for this purpose—may acquire fully paid-up Shares, otherwise than for no consideration, provided that the Company’s equity capital, reduced by the acquisition price, is not less than the sum of the issued and paid-up capital and the reserves to be maintained pursuant to the law or the Articles of Association.

10.3

For the purpose of Article 10.2, the amount of the equity capital as shown in the most recently adopted balance sheet shall be the determining factor, reduced by the acquisition price of the Shares, the amount of loans as referred in Section 98c paragraph 2 Book 2 and any payments from profit or reserves to others which may have become due by the Company and its Subsidiaries since the date of the balance sheet. If more than six months of a financial year have passed without the Annual Accounts having been adopted, the acquisition of Shares under Article 10.2 shall not be permitted.

10.4

The authorisation of the General Meeting, referred to in Article 10.2, which shall be valid for a maximum of five years only, must specify how many Shares are permitted to be acquired, the manner in which they may be acquired and the permitted upper and lower limits of the price.

10.5

Any acquisition of Shares made in breach of the provisions of Article 10.2 shall be null and void. The Managing Directors shall be severally liable to the bona fide transferor who suffers loss as a result of the voidness.

10.6	The Body of the Company which has the power to resolve to issue Shares shall also have the power to resolve:

(a)	to transfer Shares held by the Company;

(b)	to enter into contracts whereby the Company is committed to transfer Shares held by it.

10.7	The word Shares where used in this Article 10 shall include depository receipts issued therefore.

11	REDUCTION OF CAPITAL

11.1

The General Meeting may resolve to reduce the issued capital by cancelling Shares or reducing the par value of the Shares by amending the Articles of Association. In that resolution the Shares to which it relates must be specified and provisions for its implementation must be set out.

9

11.2	A resolution to cancel Shares may only relate to Shares which are held by the Company itself or to Shares of which the depository receipts issued therefore are held by the Company.

11.3

If the General Meeting resolves to reduce the par value of the Shares by amending the Articles of Association—irrespective whether this is done without redemption or against partial repayment on the Shares or with or without release from the obligation of payment of calls on Shares—the reduction must be made pro rata on all the Shares. This pro rata requirement may be waived if all the Shareholders so agree.

11.4	A resolution for reduction of capital shall require a majority of at least two thirds of the votes cast, if less than one half of the issued capital is represented at the General Meeting.

11.5

The notice calling the General Meeting at which a resolution as referred to in this Article 11 is to be passed shall state the purpose of the reduction of capital and the manner of implementation thereof. The provisions of Articles 34.2 and 34.3 shall apply mutatis mutandis.

11.6

The Company shall file the resolutions referred to in this Article 11 at the Trade Register of the Dutch Chamber of Commerce and shall publish a notice of the filing in a national Dutch daily newspaper. In addition, Section 100 Book 2 applies.

12	JOINT OWNERSHIP

If a Share, a Restricted Right on a Share or a depository receipt is held by more than one person jointly, the Company may require such joint holders to give one person a written power of attorney to represent them against the Company.

13	TRANSFERABILTY OF SHARES

The transfer of Shares is not restricted in any way.

14	BOARD OF MANAGING DIRECTORS

14.1

The business and affairs of the Company shall be managed by a Board of Managing Directors consisting of one or more Managing Directors. The number of Managing Directors shall be determined by the Board of Supervisory Directors.

14.2	Only natural persons shall be eligible for appointment as a Managing Director.

14.3

The Board of Supervisory Directors will appoint one of the Managing Directors as CEO. Only Managing Directors that reside in Germany may be appointed as CEO. The Board of Supervisory Directors may dismiss the CEO, provided however that the CEO that is dismissed in such a manner may continue to hold office as a Managing Director, without the title CEO.

14.4	The Managing Directors shall be appointed by the General Meeting.

10

14.5

The appointment of Managing Directors will occur on the basis of a nomination by the Board of Supervisory Directors made with due regard to the rules and principles in the Company’s diversity policy for the composition of the Board of Managing Directors and the Board of Supervisory Directors and furthermore provided that at least half of the Managing Directors, including the CEO, will be German resident. The General Meeting may at any time resolve that such nomination has a non-binding character, which resolution is adopted by a majority of two thirds of the votes cast, which votes represent more than half of the issued capital of the Company. After a resolution that a nomination is non-binding, the Board of Supervisory Directors will issue a new nomination, again made with due regard to the rules and principles in the Company’s diversity policy for the composition of the Board of Managing Directors and the Board of Supervisory Directors and furthermore provided that upon appointment at least half of the Managing Directors, including the CEO, will be German resident. In the event that the nomination comprises one candidate for a vacancy, such resolution to nominate the single candidate will result in the appointment of such candidate, unless the nomination is resolved to be non-binding. A second meeting as referred to in Section 120, paragraph 3, Book 2, cannot be convened.

14.6

At a General Meeting, a resolution to appoint a Managing Director can only be passed in respect of candidates whose names are stated for that purpose in the agenda of that General Meeting or the explanatory notes thereto.

14.7

Managing Directors may be suspended and/or removed from office by the General Meeting at any time. Before consulting the General Meeting on the intended dismissal, the Managing Director concerned shall be given the opportunity, to account for his conduct at a General Meeting. For that purpose he may have himself assisted by a legal adviser. A resolution of the General Meeting to suspend or dismiss a Managing Director requires a majority of at least two thirds of the votes cast representing more than half of the Company’s issued capital, unless such resolution is adopted at the proposal of the Board of Supervisory Directors. A second meeting as referred to in Section 120, paragraph 3, Book 2, cannot be convened.

14.8

A Managing Director’s suspension shall terminate if within three months after the effective date of his suspension the General Meeting has not passed a resolution to remove him from office or to lift or to extend his suspension. The period of extension of a Managing Director’s suspension may not exceed three months from the date on which the resolution to extend the suspension was passed.

14.9

A resolution of the General Meeting to suspend a Managing Director or to extend a Managing Director’s suspension or to remove a Managing Director from office must be passed by a majority of at least two thirds of the votes cast, that majority to represent more than half of the issued capital.

11

A proposal to suspend a Managing Director, or to extend a Managing Director’s suspension or to remove a Managing Director from office cannot be put forward for discussion at a second General Meeting as defined in Section 120 of Book 2 if the part of the issued capital required by virtue of this Article was not represented at the preceding General Meeting.

14.10	The Board of Supervisory Directors shall have the power to suspend a Managing Director. If a Managing Director has been suspended by the Board of Supervisory Directors:

(a)	the General Meeting shall have the power to extend or to lift the suspension at any time;

(b)	the suspended Managing Director’s account for his conduct, as referred to in Article 14.7, shall be given at the General Meeting.

14.11	The General Meeting shall determine the Company’s policy concerning the compensation of the Board of Managing Directors with due observance of the relevant statutory requirements.

14.12	The compensation of Managing Directors shall be determined by the Board of Supervisory Directors with due observance of the policy referred to in Article 14.11.

14.13

The Board of Supervisory Directors will submit proposals concerning compensation arrangements for the Board of Managing Directors in the form of Shares or rights to subscribe for Shares to the General Meeting for approval. This proposal must at least include the number of Shares or rights to subscribe for Shares that may be awarded to the Board of Managing Directors and which criteria apply for such awards or changes thereto.

15	DUTIES AND POWERS OF THE MANAGING DIRECTORS. MANAGING DIRECTORS’ CEASING TO HOLD OFFICE OR INABILITY TO ACT

15.1	Save any restrictions under the Articles of Association, the Board of Managing Directors shall control and manage the Company’s business and affairs.

15.2	Each Managing Director shall be answerable to the Company for a proper discharge of his duties of office.

15.3

The Board of Managing Directors shall adopt management board rules with due observance of these Articles of Association. Such rules may contain variations from the provisions of Article 15.4. These rules may contain provisions defining which particular duties shall be assigned to each of the Managing Directors. However, such division of duties shall not derogate from the joint responsibility of all Managing Directors for the whole of the management.

12

15.4

Meetings of a Board of Managing Directors consisting of several members shall be held as frequently as any Managing Director may wish. Meetings will be held in Germany, unless the Board of Directors explicitly determined otherwise. Each Managing Director shall have the power to call a Board Meeting, provided that written notice of such meeting, stating the subjects to be discussed and voted upon, is given to each of the other Managing Directors. The term of notice shall be at least three days, not including the date of dispatch of the notice and the date of the meeting. In special cases the term of notice may be reduced, provided that all Managing Directors in office agree thereto. At any duly convened meeting resolutions may be passed on all subjects announced in the notice of that meeting, irrespective of the number of Managing Directors present at the meeting in person or by proxy.

15.5

Each Managing Director may be represented at Board Meetings by another Managing Director of the Company acting by virtue of a power of attorney issued in writing. The power of attorney may only concern the one specifically designated meeting stated therein.

15.6	In meeting of the Board of Managing Directors each Managing Director is allowed to cast one vote in the decision-making, subject to Article 15.8.

15.7

Invalid votes, blank votes and abstentions shall not be counted as votes cast. Managing Directors who casted an invalid or blank vote or who abstained from voting shall be taken into account when determining the number of Managing Directors who are present or represented at a meeting of the Board of Managing Directors.

15.8

If the Board of Managing Directors consists of several members, resolutions of the Board of Managing Directors shall require an absolute majority of the votes cast. If the voting for and against a proposal is equally divided, the CEO will have a casting vote, provided the CEO cannot cast more votes than the other Managing Directors jointly. Otherwise, the applicable resolution is not adopted.

15.9	Meetings of the Board of Managing Directors may be held through audio-communication means, save if one or more Managing Directors objects to such manner of holding a meeting.

15.10

All resolutions which the Managing Directors can pass at a Board Meeting may also be passed outside a meeting, whether or not using electronic means of communication, provided all Managing Directors are familiar with the resolution to be passed and each of them approves this manner of decision-making and that the resolution be passed by the majority of votes required under these Articles of Association. A resolution thus taken must be recorded in writing by the Managing Directors concerned. Said document shall be kept at the office of the Company and shall be open to the inspection of any Managing Director.

13

15.11

In the event that one or several Managing Directors cease to hold office or are unable to act, the other or remaining Managing Directors or the only other or remaining Managing Director shall be temporarily in charge of the management of the Company. In the event that all Managing Directors or the sole Managing Director cease(s) to hold office or are unable to act, the person (to be) designated thereto by the Board of Supervisory Directors, whether or not from its midst, shall be temporarily entrusted with the management of the Company. Failing such designation by the Board of Supervisory Directors said person shall be designated by the General Meeting; the General Meeting is completely free in this designation. The provisions of these Articles of Association concerning the Board of Managing Directors and the Managing Director(s) individually shall apply mutatis mutandis to that person. Furthermore, that person shall be required to call a General Meeting as soon as possible, which General Meeting may decide on the appointment of one or several new Managing Directors.

15.12	A Managing Director shall be considered to be unable to act within the meaning of Article 15.11:

a.	during the existence of a vacancy on the Board of Managing Directors, including as a result of:

(i)	his death;

(ii)	his dismissal by the General Meeting, other than at the proposal of the Board of Supervisory Directors; or

(iii)	his voluntary resignation before his term of office has expired;

(iv)	not being reappointed by the General Meeting, notwithstanding a (binding) nomination to that effect by the Board of Supervisory

Directors, provided that the Board of Supervisory Directors may always decide to decrease the number of Managing Directors such that a vacancy no longer exists; or

b.	during his suspension; or

c.

in a period during which the Company has not been able to contact him (including as a result of illness), provided that such period lasted longer than five consecutive days (or such other period as determined by the Board of Supervisory Directors on the basis of the facts and circumstances at hand).

14

15.13

A Managing Director shall not participate in the deliberations and decision-making of the Board of Managing Directors on a matter in relation to which he has a direct or indirect personal interest which conflicts with the interests of the Company and of the business connected with it. If, as a result thereof, no resolution can be passed by the Board of Managing Directors, the resolution shall be passed by the Board of Supervisory Directors.

15.14

The Board of Managing Directors and the Board of Supervisory Directors shall provide to the General Meeting all such information as it may request, unless doing so would conflict with a material interest of the Company.

16	REPRESENTATION

16.1	The Board of Managing Directors shall represent the Company. The power to represent the Company shall also vest in the CEO individually, as well as in two other Managing Directors, acting jointly.

The Board of Managing Directors is, when consisting of several members, authorised to issue powers of attorney authorising one or more Managing Directors to represent the Company within the scope of said power of attorney.

16.2	The Board of Managing Directors may give power of attorney to one or several persons and may alter or revoke such power of attorney.

17	RESTRICTIONS IN THE AUTHORITY TO MANAGE

17.1

Any resolution of the Board of Managing Directors involving a significant change in the identity or character of the Company, including at least the events listed in Section 107a Book 2 requires the approval of the General Meeting.

17.2	In addition the prior approval of the Board of Supervisory Directors is required for the following resolutions of the Board of Managing Directors:

(a)	the making of a proposal to the General Meeting concerning:

(i)	the issue of Shares or the granting of rights to subscribe for Shares;

(ii)	the limitation or exclusion of pre-emption rights;

(iii)	the designation or granting of an authorisation as referred to in Articles 8.1, 8.3, 9.7, 9.9, 10.2 and 10.4, respectively;

(iv)	the reduction of the Company’s issued share capital;

(v)	the making of a distribution from the Company’s profits or reserves;

(vi)	the determination that all or part of a distribution, instead of being made in cash, shall be made in the form of Shares or in the form of assets;

(vii)	the amendment of these Articles of Association;

(viii)	the entering into of a merger or demerger;

15

(ix)	the instruction of the Board of Managing Directors to apply for the Company’s bankruptcy;

(x)	the Company’s dissolution;

(b)	the issue of Shares or the granting of rights to subscribe for Shares;

(c)	the limitation or exclusion of pre-emption rights;

(d)	the acquisition of Shares by the Company in its own capital, including the determination of the value of a non-cash consideration for such an acquisition;

(e)	the drawing up or amendment of the management rules referred to in Article 15.3;

(f)	the performance of the legal acts described in Article 17.1 and 17.4;

(g)	the charging of amounts to be paid up on Shares against the Company’s reserves;

(h)	the making of an interim distribution; and

(i)	such other resolutions of the Board of Managing Directors as the Board of Supervisory Directors shall have specified in a resolution to that effect and notified to the Board of Managing Directors.

The absence of any approval required pursuant to Article 17.1 and this Article 17.2 shall not affect the power of representation referred to in Article 16.1.

17.3

The Board of Supervisory Directors may determine that also other resolutions of the Board of Managing Directors than those specified in Article 17.2 shall be subject to its prior approval, provided that the Board of Supervisory Directors shall carefully describe such resolutions and notify the Board of Managing Directors accordingly.

17.4	The Board of Managing Directors may resolve to perform as well as perform the transactions identified in Section 94 of Book 2.

17.5

The Board of Managing Directors must follow the directions given by the Board of Supervisory Directors with respect to the general lines of the financial, social, economic and personnel policies to be pursued.

18	BOARD OF SUPERVISORY DIRECTORS - COMPOSITION

18.1	The Company has a Board of Supervisory Directors consisting of one or more Supervisory Directors. The Board of Supervisory Directors shall be composed of natural persons.

18.2	The Board of Supervisory Directors shall determine the number of Supervisory Directors.

18.3

The Board of Supervisory Directors shall elect a Supervisory Director to be the Chairperson. The Board of Supervisory Directors may dismiss the Chairperson, provided that the Supervisory Director so dismissed shall subsequently continue his term of office as a Supervisory Director without having the title of Chairperson.

16

18.4

Where a Supervisory Director is no longer in office or is unable to act, he may be replaced temporarily by a person whom the Board of Supervisory Directors has designated for that purpose and, until then, the other Supervisory Director(s) shall be charged with the supervision of the Company. Where all Supervisory Directors are no longer in office or are unable to act, the supervision of the Company shall be attributed to the former Supervisory Director who most recently ceased to hold office as the Chairperson, provided that he is willing and able to accept that position, who may designate one or more other persons to be charged with the supervision of the Company (instead of, or together with, such former Supervisory Director). The person(s) charged with the supervision of the Company pursuant to the previous sentence shall cease to hold that position when the General Meeting has appointed one or more persons as Supervisory Director(s). Article 15.12 applies mutatis mutandis.

19	BOARD OF SUPERVISORY DIRECTORS - APPOINTMENT, SUSPENSION AND DISMISSAL

19.1	The General Meeting shall appoint the Supervisory Directors and may at any time suspend or dismiss any Supervisory Director.

19.2

The General Meeting can only appoint a Supervisory Director upon a nomination by the Board of Supervisory Directors made with due regard to the rules and principles in the Company’s diversity policy for the composition of the Board of Managing Directors and the Board of Supervisory Directors as made by the Board of Supervisory Directors and the profile for the composition of the Board of Supervisory Directors. The General Meeting may at any time resolve to render such nomination to be non-binding by a majority of at least two thirds of the votes cast representing more than half of the issued share capital. If a nomination is rendered non-binding, a new nomination shall be made by the Board of Supervisory Directors. A second meeting as referred to in Section 120 paragraph 3 of Book 2 cannot be convened.

19.3	Upon the making of a nomination for the appointment of a Supervisory Director, the following information shall be provided with respect to the candidate:

(a)	his age and profession;

(b)	the aggregate par value of the Shares held by him;

(c)	his present and past positions, to the extent that these are relevant for the performance of the tasks of a Supervisory Director;

17

(d)

the names of any entities of which he is already a supervisory director or a non-executive director; if these include entities that form part of the same group, a specification of the group’s name shall suffice.

The nomination must be supported by reasons. In the case of a reappointment, the manner in which the candidate has fulfilled his duties as a Supervisory Director shall be taken into account.

19.4

At a General Meeting, a resolution to appoint a Supervisory Director can only be passed in respect of candidates whose names are stated for that purpose in the agenda of that General Meeting or in the explanatory notes thereto.

19.5

A resolution of the General Meeting to suspend or dismiss a Supervisory Director shall require a majority of at least two thirds of the votes cast representing more than half of the issued share capital, unless the resolution is passed at the proposal of the Board of Supervisory Directors. A second meeting as referred to in Section 120 paragraph 3 of Book 2 cannot be convened.

19.6	If a Supervisory Director is suspended and the General Meeting does not resolve to dismiss him within three months from the date of such suspension, the suspension shall lapse.

20	BOARD OF SUPERVISORY DIRECTORS - DUTIES AND ORGANISATION

20.1

The Board of Supervisory Directors is charged with the supervision of the policy of the Board of Managing Directors and the general course of affairs of the Company and of the business connected with it. The Board of Supervisory Directors shall provide the Board of Managing Directors with advice. In performing their duties, Supervisory Directors shall be guided by the interests of the Company and of the business connected with it.

20.2

The Board of Managing Directors shall provide the Board of Supervisory Directors with the information necessary for the performance of its tasks in a timely fashion. At least once a year, the Board of Managing Directors shall inform the Board of Supervisory Directors in writing of the main features of the strategic policy, the general and financial risks and the administration and control system of the Company.

20.3

The Board of Supervisory Directors shall draw up Supervisory Board rules concerning its organisation, decision-making and other internal matters, with due observance of these Articles of Association. In performing their duties, the Supervisory Directors shall act in compliance with these rules.

20.4

The Board of Supervisory Directors shall establish the committees which the Company is required to have and otherwise such committees as are deemed to be appropriate by the Board of Supervisory Directors. The Board of Supervisory Directors shall draw up (and/or include in the Supervisory Board rules) rules concerning the organisation, decision-making and other internal matters of its committees.

18

21	BOARD OF SUPERVISORY DIRECTORS - DECISION-MAKING

21.1	Without prejudice to Article 21.5, each Supervisory Director may cast one vote in the decision-making of the Board of Supervisory Directors.

21.2	A Supervisory Director can be represented by another Supervisory Director holding a written proxy for the purpose of the deliberations and the decision-making of the Board of Supervisory Directors.

21.3

Resolutions of the Board of Supervisory Directors shall be passed, irrespective of whether this occurs at a meeting or otherwise, by simple majority of the votes cast unless the Supervisory Board rules provide differently.

21.4

Invalid votes, blank votes and abstentions shall not be counted as votes cast. Supervisory Directors who casted an invalid or blank vote or who abstained from voting shall be taken into account when determining the number of Supervisory Directors who are present or represented at a meeting of the Board of Supervisory Directors.

21.5

Where there is a tie in any vote of the Board of Supervisory Directors, the Chairperson shall have a casting vote, provided that the Chairperson cannot cast more votes than the other Supervisory Directors together. Otherwise, the relevant resolution shall not have been passed.

21.6

A Supervisory Director shall not participate in the deliberations and decision-making of the Board of Supervisory Directors on a matter in relation to which he has a direct or indirect personal interest which conflicts with the interests of the Company and of the business connected with it. If, as a result thereof, no resolution can be passed by the Board of Supervisory Directors, the resolution may nevertheless be passed by the Board of Supervisory Directors as if none of the Supervisory Directors has a conflict of interests as described in the previous sentence.

21.7	Meetings of the Board of Supervisory Directors can be held through audio-communication facilities, unless a Supervisory Director objects thereto.

21.8

Resolutions of the Board of Supervisory Directors may, instead of at a meeting, be passed in writing, provided that all Supervisory Directors are familiar with the resolution to be passed and none of them objects to this decision-making process. Articles 21.1 through 21.6 apply mutatis mutandis.

22	BOARD OF SUPERVISORY DIRECTORS - COMPENSATION

The General Meeting may grant a compensation to the Supervisory Directors.

19

23	INDEMNITY

23.1	The Company shall indemnify and hold harmless each of its Indemnified Officers against:

(a)	any financial losses or damages incurred by such Indemnified Officer; and

(b)

any expense reasonably paid or incurred by such Indemnified Officer in connection with any threatened, pending or completed suit, claim, action or legal proceedings of a civil, criminal, administrative or other nature, formal or informal, in which he becomes involved, to the extent this relates to his current or former position with the Company and/or a Group Company and in each case to the extent permitted by applicable law.

23.2	No indemnification shall be given to an Indemnified Officer:

(a)

if a competent court or arbitral tribunal has established, without having (or no longer having) the possibility for appeal, that the acts or omissions of such Indemnified Officer that led to the financial losses, damages, expenses, suit, claim, action or legal proceedings as described in Article 23.1 are of an intentional unlawful nature (being acts or omissions which are considered to constitute malice, gross negligence, intentional recklessness and/or serious culpability attributable to such Indemnified Officer);

(b)

to the extent that his financial losses, damages and expenses are covered under insurance and the relevant insurer has settled, or has provided reimbursement for, these financial losses, damages and expenses (or has irrevocably undertaken to do so);

(c)

in relation to proceedings brought by such Indemnified Officer against the Company, except for proceedings brought to enforce indemnification to which he is entitled pursuant to these Articles of Association, pursuant to an agreement between such Indemnified Officer and the Company which has been approved by the Board of Managing Directors or pursuant to insurance taken out by the Company for the benefit of such Indemnified Officer;

(d)	for any financial losses, damages or expenses incurred in connection with a settlement of any proceedings effected without the Company’s prior consent.

23.3	The Board of Managing Directors may stipulate additional terms, conditions and restrictions in relation to the indemnification referred to in Article 23.1.

GENERAL MEETING

24	NOTICE AND VENUE OF THE GENERAL MEETING

24.1

General Meetings shall be held as frequently as the Board of Managing Directors or any Managing Director or the Board of Supervisory Directors or any Supervisory Director may wish. The power to call the General Meeting shall vest in the Board of Managing Directors, in each Managing Director individually, in the Board of Supervisory Directors and in each Supervisory Director individually.

20

24.2	The Board of Managing Directors must call a General Meeting:

(a)

if one or several Shareholders jointly representing at least the part of the Company’s share capital provided by law so request the Board of Managing Directors, that request to specify the subjects to be discussed and voted upon;

(b)

within three months after the Board of Managing Directors has considered it plausible that the equity capital of the Company has decreased to an amount equal to or less than one-half of the paid and called up part of the capital to discuss any potential measures.

This obligation shall apply mutatis mutandis to the Board of Supervisory Directors. If the General Meeting is not held within six weeks after the request referred to under (a), the applicants themselves may call the General Meeting - with due observance of the applicable provisions of the law and the Articles of Association - without for that purpose requiring authorisation from the President of the District Court. The provisions of Article 24.3 shall apply mutatis mutandis to the procedure of calling a General Meeting referred to in the preceding sentence.

24.3

Notice of the General Meeting must be given to each Shareholder and to everyone in whom the right to attend General Meetings is vested. The term of notice must be at least fifteen clear days before the date on which the meeting is held. Notice shall be given by means of letters specifying the venue and the date of the meeting and the hour at which it shall begin. The subjects to be discussed and voted upon at the meeting shall be listed in the letters or shall be announced to the Shareholders by separate letters sent within the term set for giving notice. Shareholders may also be convened by an electronic communication system in accordance with Section 113, paragraph 4, of Book 2. Persons who are given notice of the General Meeting and who jointly represent at least the part of the issued share capital of the Company prescribed by law for this purpose, may have the Board of Managing Directors or the Board of Supervisory Directors place on the agenda any subjects which such persons wish to be discussed and voted upon at the meeting, provided that they shall inform the Board of Managing Directors or the Board of Supervisory Directors of such subjects no later than sixty days before the date on which the meeting intended for their discussion shall be held. Any announcements which by law or pursuant to the Articles of Association must be addressed to the General Meeting may be inserted in the letters of notice of the General Meeting.

21

24.4

Persons with the right to attend General Meetings who wish to exercise their rights as described in Articles 24.2 and 24.3 should first consult the Board of Managing Directors. If the intended exercise of such rights might result in a change to the Company’s strategy, including by dismissing one or more Managing Directors or Supervisory Directors, the Board of Managing Directors shall be given the opportunity to invoke a reasonable period to respond to such intention. Such period shall not exceed the term stipulated by Dutch law and/or the Dutch Corporate Governance Code for that purpose. The person(s) with the right to attend General Meetings concerned should respect the response time stipulated by the Board of Managing Directors. If invoked, the Board of Managing Directors shall use such response period for further deliberation and constructive consultation, in any event with the person(s) with the right to attend General Meetings concerned, and shall explore the alternatives. At the end of the response time, the Board of Managing Directors shall report on this consultation and the exploration of alternatives to the General Meeting. This shall be supervised by the Board of Supervisory Directors. The response period may be invoked only once for any given General Meeting and shall not apply in the situations stipulated by Dutch law and/or the Dutch Corporate Governance Code for that purpose.

24.5

If the term of notice has not been observed or if notice has not been given or has not been served in the appropriate manner, resolutions may nevertheless be validly passed, also on subjects which were not announced or the announcement of which had not been made in the prescribed manner, provided that any such resolution be passed unanimously at a General Meeting at which the entire issued capital is represented.

24.6

General Meetings shall be held in the municipality where the Company’s registered office is situated or in Rotterdam, the Hague, at Schiphol Airport in the municipality of Haarlemmermeer. Entirely without prejudice to the provisions of Article 24.5, any resolution passed at a General Meeting held elsewhere - in or outside The Netherlands-shall be valid only if the entire issued capital is represented.

25	ADMITTANCE TO AND CHAIRPERSONSHIP OF THE GENERAL MEETING

25.1

The Shareholders and everyone in whom the right to attend General Meetings is vested, have admittance to the General Meeting. Save any Managing Director and/or any Supervisory Director who has been suspended, the Managing Directors and the Supervisory Directors also are entitled to admittance, as is any person who has been invited by the chairperson of the meeting concerned to attend the General Meeting or any part of that meeting.

22

25.2

If a Shareholder or anyone in whom the rights to attend General Meetings is vested, wishes to attend a General Meeting by proxy he must issue a written power of attorney for that purpose, which must be presented to the chairperson of the meeting concerned.

25.3

The General Meeting shall be chaired by the Chairperson or by the CEO or by the person designated thereto by the Board of Supervisory Directors, whether or not from its midst. If the Chairperson and the CEO are absent and the Board of Supervisory Directors has not designated another person as aforesaid, the General Meeting itself shall appoint its chairperson.

25.4

The conclusion of the chairperson of the meeting concerned, pronounced by him at the meeting, as to the result of any vote shall be decisive. This applies also to the content of any resolution passed, to the extent that the vote taken related to a proposal not recorded in writing. However, if immediately after the pronouncement of such conclusion that conclusion is called into question, another vote shall be taken if so desired by the majority at the meeting or - if the original vote was not taken on a poll or by a secret ballot - by any person present who is entitled to vote. Such new vote shall override the legal consequences of the original vote.

25.5

Unless an official record of the business done at the meeting is drawn up by a notary or unless the chairperson of the relevant meeting himself wishes to keep the minutes, such chairperson shall designate a person charged with keeping the minutes. The minutes shall be confirmed by the General Meeting at the same meeting or at a subsequent meeting, in evidence of which the minutes shall be signed by the chairperson and the Secretary of the meeting at which the minutes were confirmed. If the General Meeting, the Board of Supervisory Directors or the Board of Managing Directors resolves to instruct a notary to draw up an official record of the proceedings at a General Meeting, or if one or several Shareholders jointly representing at least one tenth of the issued capital so decide, the Board of Managing Directors shall instruct a notary to draw up such official record. The cost of the notarial record shall be borne by the Company.

25.6

The Board of Managing Directors shall keep a minute book in which the confirmed minutes of each General Meeting shall be entered and in which shall further be inserted a copy of each notarial record made of any General Meeting. The minute book shall be open to the inspection of the Shareholders and to everyone in whom the right to attend General Meetings is vested at the registered office of the Company. Upon request any Shareholder and anyone in whom the right to attend General Meetings is vested, shall be issued a copy of or an extract from the minutes of any General Meeting, at a charge not exceeding cost.

23

25.7

Each Shareholder is entitled to attend the General Meeting in person or by written proxy by means of an electronic communication system and to address the meeting and exercise the voting right there. Holders of fractional shares which collectively constitute the par value of a share shall exercise these rights collectively, whether through one of them or through the holder of a written proxy.

25.8

For the purposes of Article 25.7 above, it is mandatory that the Shareholder may be identified by means of such electronic communication system, that he may follow the transaction at the meeting directly and exercise the voting right.

25.9	The Board of Managing Directors may subject the use of such electronic communication system to certain conditions which will be announced in the convocation.

25.10

The Board of Managing Directors can also decide that votes cast through electronic means of communication or by means of a letter prior to the General Meeting are considered to be votes that are cast during the General Meeting. These votes shall not be cast prior to the Record Date.

25.11

For the purpose of Articles 25.7 up to and including 25.10, those who have voting rights and/or the right to attend General Meetings on the Record Date and are recorded as such in a register designated by the Board of Managing Directors shall be considered to have those rights, irrespective of whoever is entitled to the Shares or depository receipts at the time of the General Meeting. Unless Dutch law requires otherwise, the Board of Managing Directors is free to determine, when convening a General Meeting, whether the previous sentence applies.

25.12

Each person with the right to attend General Meetings must notify the Company in writing of his identity and his intention to attend the General Meeting. This notice must be received by the Company ultimately on the seventh day prior to the General Meeting, unless indicated otherwise when such General Meeting is convened. Persons with the right to attend General Meetings that have not complied with this requirement may be refused entry to the General Meeting.

26	VOTING RIGHTS. DECISION-MAKING

26.1

Each Share carries the right to cast one vote. Holders of fractional Shares which collectively constitute the par value of a Share shall exercise these rights collectively, whether through one of them or through the holder of a written proxy.

26.2

At the General Meeting no votes can be cast for Shares which are held by the Company or Subsidiaries, nor for depository receipts issued for Shares which are held by the Company or Subsidiaries. Usufructuaries and pledgees of Shares which belong to the Company or Subsidiaries shall not, however, be excluded from the right to vote if the usufruct or pledge was created before the Shares concerned came to be held by the Company or a Subsidiary. The Company or a Subsidiary cannot cast votes for Shares in respect of which the Company or the Subsidiary possesses a pledge or usufruct.

24

26.3

For the purpose of determining to which extent Shareholders cast votes, are present or are represented, or to which extent the share capital is represented, the Shares in respect of which no votes can be cast shall not be taken into account.

26.4

Unless the law or these Articles of Association stipulate a larger majority, all resolutions of the General Meeting shall be passed by an absolute majority of the votes cast. Subject to any provision of mandatory Dutch law and any higher quorum requirement stipulated by these articles of association, if and for as long as the Company is subject to the rules and requirements of a securities exchange and such securities exchange requires the Company to have a quorum for the General Meeting, then the General Meeting can only pass resolutions if at least one third of the issued and outstanding shares in the Company’s capital are present or represented at such General Meeting. A second meeting as referred to in Section 120, paragraph 3, Book 2 cannot be convened.

26.5	Blank votes, invalid votes and abstentions shall not be counted as votes cast.

26.6

Votes on business matters - including proposals for suspension, dismissal or removal of persons - shall be taken by voice, but votes on the election of persons shall be taken by secret ballot, unless the chairperson decides a different method of voting and none of the persons present at the meeting object to such different method of voting.

26.7

If at the election of persons the voting for and against the proposal is equally divided, another vote shall be taken at the same meeting; if again the votes are equally divided, then - without prejudice to the provision in the next following sentence of this Article 26.7 - a drawing of lots shall decide. If at an election of persons the vote is taken between more than two candidates and none of the candidates receive the absolute majority of votes, another vote - where necessary after an interim vote and/or a drawing of lots - shall be taken between the two candidates who have received the largest number of votes in their favour.

If the voting for and against any other proposal than as first referred to in this Article 26.7 is equally divided, that proposal shall be rejected.

26.8

If pursuant to the Articles of Association the validity of a resolution depends also upon the part of the issued capital represented at the meeting and if such quorum is not present at the meeting, then - unless elsewhere in these Articles of Association the contrary is provided with respect to any subject specifically mentioned there - a second meeting may be called and held at which such resolution may be passed irrespective of the part of the issued capital represented at that meeting.

25

The notice calling the second meeting must state that and pursuant to which provision a resolution may be passed at that meeting irrespective of the part of the issued capital represented at that meeting.

Notice calling the second meeting shall not be given until after the end of the first meeting. The second meeting must be held within six weeks after the first meeting.

27	DECISION-MAKING OUTSIDE A MEETING

27.1

Unless the Company has cooperated with the issuance of depositary receipts for Shares in its capital, any resolution which Shareholders entitled to vote can pass at a General Meeting may also be passed by them outside a meeting, provided that anyone having the right to attend General Meetings approve this manner of decision making. The approval to the manner of decision making and the votes may be submitted by electronic means of communication. The members of the Board of Managing Directors and the Board of Supervisory Directors will be allowed to give their advice prior to the decision making.

27.2

In case of decision making outside a meeting, the votes are cast in writing. The written form requirement will be met provided the resolution is recorded in writing or in electronic form getting out the manner each Shareholder votes and provided such resolution is undersigned by each person having the right to attend General Meetings.

28	GENERAL MEETING - SPECIAL RESOLUTIONS

28.1	Subject to Article 17.2, the following resolutions can only be passed by the General Meeting at the proposal of the Board of Managing Directors:

(a)	the issue of Shares or the granting of rights to subscribe for Shares;

(b)	the limitation or exclusion of pre-emption rights;

(c)	the designation or granting of an authorisation as referred to in Articles 8.1, 8.3, 9.7, 9.9, 10.2 and 10.4, respectively;

(d)	the reduction of the Company’s issued share capital;

(e)	the making of a distribution from the Company’s profits or reserves;

(f)	the making of a distribution in the form of Shares or in the form of assets, instead of in cash;

(g)	the amendment of these Articles of Association;

(h)	the entering into of a merger or demerger;

(i)	the instruction of the Board of Managing Directors to apply for the Company’s bankruptcy; and

(j)	the Company’s dissolution.

26

28.2

A matter which pursuant to articles 24.2 and/or 24.3 has been included in the convening notice or announced in the same manner by or at the request of one or more Shareholders or anyone having the right to attend General Meetings shall not be considered to have been proposed by the Board of Managing Directors for purposes of article 28.1, unless the Board of Managing Directors has expressly indicated that it supports the discussion of such matter in the agenda of the General Meeting concerned or in the explanatory notes thereto.

29	FINANCIAL YEAR. ANNUAL ACCOUNTS

29.1	The financial year of the Company shall be the calendar year.

29.2

Each year within five months after the end of the Company’s financial year, save where this term is extended by a maximum of five months by the General Meeting on account of special circumstances, the Board of Managing Directors shall draw up Annual Accounts and a management report on that financial year. To these documents shall be added the particulars referred to in Section 392 sub-section 1 of Book 2. The Annual Accounts shall be signed by each of the Managing Directors and each of the Supervisory Directors. If the signature of any of the Managing Directors and/or any Supervisory Directors is missing, this and the reason for such absence shall be stated.

29.3

The Company shall ensure that the Annual Accounts and the management report and the particulars added by virtue of Section 392 Book 2 shall be available at the registered office of the Company as soon as possible but not later than as from the date of notice calling the General Meeting intended for the discussion and approval thereof. Shareholders or other persons with the right to attend General Meetings may inspect said documents at the business office of the Company and obtain copies thereof free of charge.

30	AUDITOR

30.1

The General Meeting shall give a certified public accountant or other expert within the meaning of Section 393 of Book 2 - both referred to herein as the “Expert” - or, as the case may be, an organisation in which such Experts work together, instruction to audit the Annual Accounts. If the General Meeting fails to give such instruction the Board of Supervisory Directors or - if it fails to give such instruction - the Board of Managing Directors shall be authorised and required to do so. The General Meeting may at any time revoke the instruction as first referred to in this Article 30.1 and give it to another Expert.

30.2	The Expert shall report on his audit to the Board of Managing Directors and to the Board of Supervisory Directors and shall set out the result of his audit in a certificate.

30.3	In cases in which the law so permits, the instruction referred to in Article 30.1 may be dispensed with or the instruction may be given to another person than the Expert referred to therein.

27

31	ANNUAL MEETING. ADOPTION OF ANNUAL ACCOUNTS

31.1

Each year at least one General Meeting shall be held, that meeting to be held within six months after the end of the Company’s last expired financial year; this General Meeting is referred to hereinafter as the “Annual Meeting”. The agenda of the Annual Meeting shall contain at least the following subjects:

(a)	if an annual report on the past financial year is required: discussion of the annual report;

(b)	adoption of the Annual Accounts of the past financial year;

(c)	allocation of the profits realized in the past financial year, or determination of the manner whereby any loss sustained in that financial year is to be cleared.

31.2

The subjects listed in Article 31.1 need not be stated in the agenda of the Annual Meeting if the term for preparing the Annual Accounts has been extended or if a proposal to extend said term is on the agenda.

31.3	The Annual Accounts shall be adopted by the General Meeting. Said adoption shall not constitute a release from liability of the Managing Directors and the Supervisory Directors.

31.4

If an auditor’s certificate on the Annual Accounts is required and if the General Meeting has not had the opportunity of inspecting that certificate, the Annual Accounts cannot be adopted unless the other, added particulars include a statement giving a lawful reason for the absence of the certificate.

31.5

If the Annual Accounts are adopted after they have been amended, copies of the amended Annual Accounts may be obtained by the Shareholders and everyone in whom the right to attend General Meetings is vested free of charge.

32	DISTRIBUTIONS - GENERAL

32.1	A distribution can only be made to the extent that the Company’s equity exceeds the amount of the paid up and called up part of its capital plus the reserves which must be maintained by law.

32.2

The Board of Managing Directors may resolve to make interim distributions, provided that it appears from interim accounts to be prepared in accordance with Section 105 paragraph 4 Book 2 that the requirement referred to in Article 32.1 has been met.

32.3	Distributions shall be made in proportion to the aggregate par value of the Shares.

32.4

The parties entitled to a distribution shall be the relevant Shareholders, usufructuaries and pledgees, as the case may be, at a date to be determined by the Board of Managing Directors for that purpose. This date shall not be earlier than the date on which the distribution was announced.

28

32.5	The General Meeting may resolve, subject to Article 28, that all or part of a distribution, instead of being made in cash, shall be made in the form of Shares or in the form of the Company’s assets.

32.6

A distribution shall be payable on such date and, if it concerns a distribution in cash, in such currency or currencies as determined by the Board of Managing Directors. If it concerns a distribution in the form of the Company’s assets, the Board of Managing Directors shall determine the value attributed to such distribution for purposes of recording the distribution in the Company’s accounts with due observance of applicable law (including the applicable accounting principles).

32.7	A claim for payment of a distribution shall lapse after five years have expired after the distribution became payable.

32.8

For the purpose of calculating the amount or allocation of any distribution, Shares held by the Company in its own capital shall not be taken into account. No distribution shall be made to the Company in respect of Shares held by the Company in its own capital.

33	DISTRIBUTIONS - PROFITS AND RESERVES

33.1	Subject to Article 32.1, the profits shown in the Company’s annual accounts in respect of a financial year shall be appropriated as follows, and in the following order of priority:

a.	the Board of Managing Directors shall determine which part of the profits shall be added to the Company’s reserves; and

b.	subject Article 28.1, the remaining profits shall be at the disposal of the General Meeting for distribution on the Shares.

33.2	Subject to Article 32.1, a distribution of profits shall be made after the adoption of the Annual Accounts that show that such distribution is allowed.

33.3	Subject to Article 28, the General Meeting is authorised to resolve to make a distribution from the Company’s reserves.

33.4	The Board of Managing Directors may resolve to charge amounts to be paid up on Shares against the Company’s reserves, irrespective of whether those Shares are issued to existing Shareholders.

34	AMENDMENT OF THE ARTICLES OF ASSOCIATION. MERGER. DIVISION

34.1

Notwithstanding Article 28.1, a resolution to amend the Articles of Association or a resolution for a merger or division in the terms of Part 7 of Book 2 may be passed by the General Meeting only by a majority of at least two thirds of the votes cast; that majority must represent more than half of the issued capital.

29

34.2

If a proposal to amend the Articles of Association is to be made to the General Meeting, this must be stated in the notice calling the General Meeting. The persons giving such notice must at the same time deposit a copy of that proposal, containing the verbatim text of the proposed amendment, at the business office of the Company for inspection by the Shareholders and everyone in whom the right to attend General Meetings is vested. Failing this no resolution can be validly passed on the proposal unless the requirements set out in Article 24.5 have been fulfilled.

34.3

From the day of deposit of the proposal to amend the Articles of Association and until the end of the General Meeting at which that proposal will be discussed and voted upon, the Shareholders and everyone in whom the right to attend General Meetings is vested, must be given the opportunity to obtain copies of that proposal. The copies shall be issued free of charge.

35	DISSOLUTION AND WINDING UP

35.1	The General Meeting has the power to resolve to dissolve the Company, provided with due observance of the requirements set out in Article 28.1.

35.2	In the event of its voluntary dissolution the Company shall continue in existence for such period of time as the liquidation of its assets and liabilities may require.

35.3	In any document issued and notice served by the Company in the course of its winding up the words: “in liquidation” must be added to its name.

35.4

Unless otherwise resolved by the General Meeting or unless otherwise provided by law, the Managing Directors of the Company shall be the liquidators of the Company under the supervision of the Supervisory Directors.

35.5	The reports and statements relating to the dissolution and the winding up as required by law shall be filed by the liquidators at the Trade Register of the Dutch Chamber of Commerce.

35.6

The surplus assets remaining after all the Company’s liabilities have been satisfied shall be divided among the Shareholders in proportion to that part of the par value of the Shares which each one has paid on his Shares by virtue of calls made upon the Shareholders.

35.7

After completion of the winding up, during the safe-keeping period prescribed by law the books, records and other data carriers of the dissolved Company shall remain in the custody of the person whom the liquidators have appointed for that purpose in writing.

36	FEDERAL FORUM PROVISION

36.1

Except as otherwise consented into writing by the Company, the sole and exclusive forum of any complaint asserting a cause of action arising under the United States Securities Act of 1993, as amended, to the fullest extent permitted by applicable law, shall be the federal district courts of the United States of America.